Exhibit 10.51
PURCHASE AND SALE AGREEMENT

between

Each of the parties designated as a “Seller” on Exhibit A-1,

and

BSREP II OFFICE HOLDINGS LLC,
as Purchaser,

as of April 26, 2016

TABLE OF CONTENTS

Page

I.	DEFINITIONS AND INTERPRETIVE PRINCIPLES		5

II.	SALE AND PURCHASE OF PROPERTY		16

	2.1	Purchase of Property	17
	2.2	Purchase Price and Terms of Payment	17
	2.3	Assignment and Assumption of the Contracts	17
	2.4	Assignment and Assumption of the Leases and Licenses	17
	2.5	Assumed Liabilities	18
	2.6	Allocations of Purchase Price	18

III.	ESCROW		18

	3.1	Escrow	18
	3.2	Deposit of Funds	18

IV.	TITLE		18

	4.1	Title to the Real Property	18
	4.2	Inspection	20
	4.3	Condition of the Property	22

V.	CLOSING		27

	5.1	Closing Date	27
	5.2	Action Prior to the Closing Date by Sellers	27
	5.3	Action Prior to the Closing Date by Purchaser	29
	5.4	Recording of Deeds	30
	5.5	Prorations	30
	5.6	Closing Costs	36
	5.7	Distribution of Funds and Documents Following Closing	36
	5.8	Possession	36

VI.	ADDITIONAL COVENANTS AND INDEMNITIES		36

	6.1	Purchaser’s Indemnity	36
	6.2	Seller Covenants	36

VII.	REPRESENTATIONS AND WARRANTIES		39

	7.1	Purchaser’s Representations and Warranties	39
	7.2	Sellers’ Representations and Warranties	40
	7.3	Post Due Diligence Disclosures	44
	7.4	Representations and Warranties Deemed Modified	45
	7.5	Sellers’ Knowledge	45
	7.6	Purchaser’s Knowledge	45

VIII.	CONDITIONS PRECEDENT TO CLOSING		45

	8.1	Conditions to Sellers’ Obligations	46
	8.2	Conditions to Purchaser’s Obligations	46
	8.3	Failure of Conditions to Closing	48

IX.	REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS;
	LIQUIDATED DAMAGES		48

	9.1	Default by Purchaser Prior to Closing	48
	9.2	Default by Sellers Prior to Closing	49
	9.3	Limitations of Purchaser's Post-Closing Claims	49
	9.4	Other Limitations of Claims	50
	9.5	Survival of Purchaser's Claims	50
	9.6	Survival of Sellers’ Claims	50
	9.7	Limitations on Liability	50
	9.8	Joinder	51
	9.9	Survival	51

X.	BROKERS		51

XI.	NOTICES		51

XII.	MISCELLANEOUS		53

	12.1	Governing Law	53
	12.2	Professional Fees and Costs	53
	12.3	Exhibits and Disclosure Schedules a Part of This Agreement	53
	12.4	Executed Counterparts	54
	12.5	Assignment	54
	12.6	IRS - Form 1099-S	54
	12.7	Successors and Assigns	54
	12.8	Time is of the Essence	54
	12.9	Entire Agreement	54
	12.10	Further Assurances	55
	12.11	Waiver	55

	12.12	Headings	55
	12.13	Risk of Loss	55
	12.14	Construction of Agreement	57
	12.15	Bulk Transfers	57
	12.16	Intentionally Omitted	58
	12.17	Press Releases; Confidentiality	58
	12.18	No Third-Party Beneficiaries	59
	12.19	Email Signatures	59
	12.20	Severability	59
	12.21	Consents and Approvals	59
	12.22	WAIVER OF JURY TRIAL	59
	12.23	1031 Exchange	59
	12.24	Further Assurances	61

XIII.	MONTGOMERY COUNTY DISCLOSURES		S-1

XIV.	EXECUTION		S-5

LIST OF EXHIBITS
Exhibit A-1        Properties and Sellers
Exhibit A-2        Legal Descriptions of Properties
Exhibit A-3        Seller Information
Exhibit A-4        Allocation of Purchase Price Among Properties

Exhibit A-5	Allocation of Purchase Price for each Property between Real Property and Personal Property
Exhibit B        Form of Escrow Agreement for Earnest Money Deposit
Exhibit C        Form of Deed
Exhibit D        Form of Bill of Sale
Exhibit E        Form of Assignment of Intangibles
Exhibit F        Form of Assignment and Assumption of Contracts and Licenses
Exhibit G        Form of Assignment and Assumption of Leases
Exhibit H        Form of FIRPTA Certificate
Exhibit I        Form of Notice to Tenants/Licensees
Exhibit J-1        Form of Owner’s Affidavit
Exhibit J-2        Form of Survey Certification
Exhibit K        Assignment and Assumption of Purchase Agreement
Exhibit L-1        Form of Tenant Estoppel Certificate
Exhibit L-2        Form of Seller Lease Estoppel Certificate
Exhibit L-3        Form of Licensee Estoppel Certificate
Exhibit L-4        Form of Seller License Estoppel Certificate
Exhibit M        Form of REA Estoppel

Exhibit N	[Reserved]
Exhibit O-1        Form of Closing Certificate (Sellers)
Exhibit O-2        Form of Closing Certificate (Purchaser)

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is dated as of this 26th day of April, 2016 (the “Effective Date”), and is made by and between each of the parties identified on Exhibit A-1 hereto (each, a “Seller”, and collectively, and jointly and severally, the “Sellers”), and BSREP II Office Holdings LLC, a Delaware limited liability company (the “Purchaser”).
RECITALS
A.    Each of the Sellers is the owner of the Property or Properties corresponding to such Seller on Exhibit A-1 hereto.
B.    Purchaser desires to purchase all of the Properties and to acquire all of the Sellers’ respective right, title and interest in and to all of the Properties, on the terms and conditions set forth in this Agreement.
C.    The Sellers desire to sell to Purchaser all of the Properties and to convey to Purchaser all of their respective right, title and interest in all of the Properties, on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, for valuable consideration, including the promises, covenants, representations and warranties hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
I.DEFINITIONS AND INTERPRETIVE PRINCIPLES
1.1    General Interpretive Principles.
1.1.1    All references to sections, schedules, exhibits, recitals or the preamble are to sections, schedules, exhibits or recitals of, or the preamble to, this Agreement, unless otherwise specified.
1.1.2    Unless otherwise specified, the words “hereof”, “herein” and “hereunder,” and words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement.
1.1.3    If the context requires, the use of any gender will also refer to any other gender, and the use of either number will also refer to the other number.
1.1.4    The word “including” as used herein does not denote an exclusive group (i.e., the word “including” may also be read as “including, without limitation”).

1.1.5    Accounting terms used but not specifically defined herein have the meanings determined by reference to generally accepted accounting principles.
1.1.6    Any provision of this Agreement referring to a particular time of day shall be interpreted in accordance with the local time in Washington, D.C.
1.2    Definitions. As used in this Agreement:
“Accommodator” has the meaning set forth in Section 12.23.3.
“Additional Rent” means all amounts and charges of any kind or nature payable by a Tenant to a Seller, as landlord, under such Tenant’s Lease other than Basic Rent and Security Deposits, including reimbursements of Operating Expenses and administrative charges, common area maintenance charges, reimbursements of real estate taxes, rent or other costs, expenses or escalations (including escalations based on increases in the consumer price index or any other measures of inflation, retroactive rent escalations, insurance cost reimbursements, parking charges, antenna rents and license fees).
“Affiliate” means, with respect to any Person, (i) a Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; or (ii) a Person that, directly or indirectly, owns, is owned by or is under common ownership with, such Person.
“Agreement” has the meaning set forth in the preamble hereof.
“Allocated Amount” has the meaning set forth in Section 2.6 hereof.
“Allocated Share” has the meaning set forth in Section 2.6.
“Assignment of Contracts and Licenses” has the meaning set forth in Section 5.2.4 hereof.
“Assignment of Intangibles” has the meaning set forth in Section 5.2.3 hereof.
“Assignment of Leases” has the meaning set forth in Section 5.2.5 hereof.
“Assumed Contracts” means the Contracts listed on Disclosure Schedule 1.
“Basic Rent” means all base rent or basic rent payable in fixed installments and fixed amounts for stated periods by Tenants under their Leases.
“Bill of Sale” has the meaning set forth in Section 5.2.2 hereof.
“Books and Records” means, with respect to each Property, all documentation, third party reports and studies, land surveys, land use applications, land use permits and approvals, operating permits and other documents in printed or electronic form (but excluding software which is proprietary to such Property’s Seller, its Affiliates or any third party, or is licensed from third parties by such Seller or its Affiliate) that is in the possession or under the control of such Seller or its Affiliate and that solely or primarily pertains to the use, operation, ownership or condition of such Property, including (i) all correspondence, billing, and other files, (ii) all environmental assessments or audits, architectural drawings and engineering, geophysical, soils, seismic, geologic, environmental (including with respect to the impact of materials used in the construction or renovation of the Improvements) and architectural reports, studies and certificates pertaining to such Property, and (iii) all financial statements and other accounting, tax, financial, and other books and records relating to the use, maintenance, and operation of such Property, but excluding only any Excluded Documents.
“Broker” has the meaning set forth in Article X hereof.
“Business Day” means any day other than a Saturday, a Sunday or a state or federal holiday on which, or in observance of which, the Board of Governors of the U.S. Federal Reserve System dictates that Federal Reserve banks are to be closed.
“Cap Amount” has the meaning set forth in Section 9.3 hereof.
“Casualty” has the meaning set forth in Section 12.13.1 hereof.
“Casualty Notice” has the meaning set forth in Section 12.13.1 hereof.
“Casualty Renovation Cost” has the meaning set forth in Section 12.13.1 hereof.
“Claim Notice” has the meaning set forth in Section 9.5 hereof.
“Claims” means, collectively, damages, claims (including without limitation, any claim for damage to property of others or injury to or death of any persons), penalties, obligations, liabilities, fines, losses, taxes, causes of action, fees, injuries, liens, encumbrances, proceedings, judgments, actions, rights, demands, costs and expenses (including without limitation, reasonable attorneys’ fees (whether or not legal proceedings are instituted) and court and litigation costs), except to the extent that any of the foregoing (i) allege or constitute indirect, special, consequential or punitive damages (or would constitute indirect, special, consequential or punitive damages if ordered by a court), (ii) with respect to claims against Seller, are caused by the gross negligence or willful misconduct of Seller, its Affiliates, its contractors or any Seller Related Parties, or (iii) with respect to claims against Purchaser, are caused by the gross negligence or willful misconduct of Purchaser, its Affiliates or any of Purchaser’s agents, employees, or contractors.
“Closing” means the sale and assignment of the Properties to Purchaser on the Closing Date.
“Closing Date” has the meaning set forth in Section 5.1 hereof.
“Closing Documents” has the meaning set forth in Section 9.3 hereof.
“Closing Instructions” has the meaning set forth in Section 3.1 hereof.
“Closing Payment” has the meaning set forth in Section 2.2.2 hereof.

“Code” has the meaning set forth in Section 12.23.
“Completion of Landlord Work” means the completion of any applicable Landlord Work, as evidenced by (i) a certification from both the Sellers and the applicable third-party contractor (under all applicable Work Agreements) that all such Landlord Work has been completed and fully paid for in accordance with (x) the applicable Lease or License, pursuant to which such Landlord Work is required to be undertaken (provided that no third-party contractor shall be required make any certification as to the subject matter of this clause (x)), (y) the applicable Work Agreements and (z) the plans and specifications, and other drawings in respect of such Landlord Work, (ii) final lien waivers from all applicable contractors and (iii) confirmation from the applicable Tenant or Licensee that such Landlord Work has been completed in accordance with the Lease or License, as applicable (provided that such confirmation shall not be required in order to evidence completion of Landlord Work if and to the extent (x) Sellers provide evidence to Purchaser that Sellers have requested such confirmation, (y) the applicable Tenant or Licensee has not provided such confirmation and (z) Sellers represents to Purchaser that the applicable Tenant or Licensee has not either (1) refused to provide such confirmation or (2) stated to Sellers (or the applicable third-party contractor under the applicable Work Agreements) that such Landlord Work has not been completed in accordance with the Lease or License, as applicable.
“Confidentiality Agreement” means that certain Principal Confidentiality Agreement dated as of January 12, 2016, by Brookfield Properties Acquisition LLC, a Delaware limited liability company and an Affiliate of the Purchasers.
“Consolidated Closing Statement” has the meaning set forth in Section 5.2.12 hereof.
“Contracts” means, with respect to each Property, the equipment leases, and all contracts, Work Agreements, management agreements and other agreements relating to the use, ownership and/or operation of such Property, all as described on Disclosure Schedule 3.
“Cure” means, with respect to a Lien or an Encumbrance, to cause the Title Company to issue a title policy insuring Purchaser’s title without exception for such Lien or Encumbrance, either by Discharging such Lien or Encumbrance or on the basis of an indemnification, a bond or another arrangement satisfactory to the Purchaser and the Title Company.
“Deeds” has the meaning set forth in Section 5.2.1 hereof.
“Delinquent Rent” means any Rent not timely paid under the Leases.
“Designating Party” has the meaning set forth in Section 12.23.3.
“Discharge” means, (i) with respect to a Lien, (a) to cause the party secured by such Lien to release and discharge the same of record; or (b) to cause the Title Company to issue a title policy insuring Purchaser’s title without exception for such Lien by paying the indebtedness it secures, together with any penalties and interest thereon (the amount thereof having been previously specified for the applicable payoff date by the secured party), into Escrow at Closing, or (ii) with respect to an Encumbrance, to cause the parties benefitted by such Encumbrance to discharge and terminate such Encumbrance of record.
“Disclosing Party” has the meaning set forth in Section 12.17 hereof.
“Due Diligence Materials” has the meaning set forth in Section 4.2.1 hereof.
“Earnest Money Deposit” has the meaning set forth in Section 2.2.1 hereof.
“Effective Date” has the meaning set forth in the preamble hereof.
“Encumbrance” means (i) any covenant, condition, restriction, easement, right of way or other matter affecting title to a Property, and (ii) any encroachment, violation, easement, right of way or other matter that would be disclosed by an accurate and complete survey satisfying the Survey Standards; provided, however, that “Encumbrances” do not include Liens or Leases.
“Environmental Damages” has the meaning set forth in Section 4.3(h) hereof.
“Environmental Reports” means the reports listed on Disclosure Schedule 5.
“Environmental Requirements” has the meaning set forth in Section 4.3(i) hereof.
“Escrow” has the meaning set forth in Section 3.1 hereof.
“Escrow Agent” means the Title Company, when acting in its capacity as escrow holder or closing agent hereunder or under any Closing Document.
“Escrow Agreement” has the meaning set forth in Section 3.1 hereof.
“Exchange” has the meaning set forth in Section 12.23.
“Excluded Assets” means, with respect to each Property, the Excluded Documents, all computer hardware and software used by such Property’s Seller or its Affiliate or in connection with such Property, cash, cash equivalents, checks and other funds, including, without limitation, notes, securities and other evidence of indebtedness held at such Property as of the Closing, and balances on deposit to the credit of such Seller with banking institutions, all of which shall be retained by such Seller.
“Excluded Documents” means, with respect to each Property, all (a) Intellectual Property Rights, (b) all insurance policies owned or obtained by such Property’s Seller on behalf or in connection with such Seller’s business at the Property, (c) the corporate minute books and stock registers of such Seller or its Affiliates, (d) internal memoranda or analyses prepared by or for such Seller or its Affiliates in connection with the sale of such Property, including tax returns or financial statements of such Seller (but exclusive of operating statements and the general ledger of such Property and any supporting information which shall be available for review by Purchaser), (e) communications between such Seller or any Affiliate and their respective attorneys, (f) appraisals, assessments or other valuations of such Property in the possession or control of such

Seller, (g) structural reviews of the Properties and (h) original bills, invoices, receipts and checks related to expenses incurred prior to Closing (provided, however, that Sellers shall make available to Purchaser copies of the items described in clause (h)).
“Final Closing Adjustment” has the meaning set forth in Section 5.5.11.
“Good Funds” means a confirmed wire transfer of funds.
“Guarantor” has the meaning set forth in Section 9.8.
“Guaranty” has the meaning set forth in Section 9.8.
“Hazardous Materials” has the meaning set forth in Section 4.3(j).
“Improvements” means, with respect to each Property, the buildings, structures, fixtures, and other permanent improvements located on such Property’s Land, including, without limitation, electrical distribution systems, HVAC systems, walkways, driveways, parking lots, plumbing, lighting, and mechanical equipment and fixtures installed thereon.
“Individual Closing Statement” has the meaning set forth in Section 5.2.12 hereof.
“Intangible Property” means, with respect to each Property, (a) local telephone and facsimile exchange numbers identified exclusively with such Property, (b) transferable certificates (including the certificate of occupancy for such Property), licenses, permits (including the Permits) and warranties now in effect with respect to such Property, (c) all general intangibles relating to design, development, operation and use of such Property, all transferable rights and work product under construction, service, consulting, engineering, architectural, design and construction agreements, if any, that are assigned to Purchaser at Closing as Assumed Contracts, and plans and specifications of any portion of such Property, and all development rights and goodwill related to any portion of such Property, and (d) all other intangible property used by such Property’s Seller exclusively in connection with the ownership and operation of such Property, but excluding the Excluded Assets.
“Intellectual Property Rights” means, with respect to each Property, all patents, copyrights, trade secrets, trademarks, trade names, service marks, confidential information and other know-how owned by such Property’s Seller or its Affiliates or used by such Seller or its Affiliates in managing such Property, including but not limited to (a) marketing and management intangibles, (b) all proprietary computer software developed and owned by such Seller or its Affiliate, and (c) all proprietary manuals, instructions, policies, procedures and directives issued by such Seller or its Affiliates to its employees at such Property, except for those manuals, policies and instructions that related solely to the operation of such Property. The term “Intellectual Property Rights” does not include the Property Specific Proprietary Marks and the specific data and information stored or maintained on the Intellectual Property Rights for such Property that uniquely pertains to such Property or those served at such Property.  The term “Property Specific Proprietary Marks” means, with respect to such Property, all trademarks, service marks, trade names, trade dress, symbols, logos, slogans, designs, insignia, emblems, devices, domain names, distinctive designs of signs, or any other source identifying feature, or combinations thereof, which are (i) used to identify such Property, or which are used in connection with the operation of such Property by such Seller or its Affiliates, and (ii) do not contain the names “Washington REIT”, “WRIT,” “Washington Real Estate Investment Trust” or variants thereof. Seller shall not contest Purchaser’s right to use any Property Specific Proprietary Marks, which expressly include the names “51 Monroe” and “One Central Plaza”. None of the Sellers makes any representation or warranty to Purchaser regarding such names except as expressly set forth in Section 7.2 below. Purchaser acknowledges that none of the foregoing building names is registered or otherwise maintained by any of the Sellers as a trademark.
“Involuntary Encumbrance” means an Encumbrance that is not created by an affirmative act or omission of any Seller.
“Involuntary Lien” means a Lien that (i) is not a Tenant Lien, and (ii) is not created by an affirmative act or omission of any Seller.
“Land” means, with respect to each Property, the land or condominium unit included in such Property and described on Exhibit A-2, together with all easements, rights-of-way, rights of ingress and egress, strips, zones, licenses, transferable hereditaments, privileges, tenements and appurtenances in any way belonging to or appertaining to such land or condominium unit, and any right or interest in any open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, across, in front of, contiguous to, abutting or adjoining such land or condominium unit.
“Landlord Work” means the renovations, build-outs, demolition or other work set forth on Disclosure Schedule 2-3 hereto, that a Seller is required to conduct for the benefit of any Tenant or licensee pursuant to the terms of such Tenant’s or licensee’s Lease or Licenses, as applicable.
“Lease” means an agreement (other than a License) pursuant to which a party other than a Seller has the right to use or occupy a portion of a Property owned by such Seller, together with all amendments, modifications, supplements, renewals, and extensions thereof, as well as any guarantees thereof. For purposes of clarification, it is acknowledged and agreed that each of those agreements and instruments (other than Licenses) properly entered into by Seller (whether as a matter of right or with Purchaser’s consent) pursuant to the terms of Section 6.2.2 hereof shall constitute a Lease.
“Leased Space” means the aggregate amount of gross rentable area that is occupied by Tenants at all of the Properties, taken together.
“Lease Expenses” means the Leasing Commissions, TI Obligations, costs associated with Landlord Work, free rent and other concessions payable pursuant to or on account of the Leases and/or Licenses, including, without limitation, those set forth on Disclosure Schedule 2-4 hereto.
“Lease Schedule” means the list of Leases attached hereto as Disclosure Schedule 2-1.

“Leasing Commission” means the commissions, fees or other compensation or reimbursement set forth and payable to a broker or other third party in connection with a Lease or License or the expansion or renewal of a Lease or License, including, without limitation, those set forth on Disclosure Schedule 2-2 hereto.
“Legal Requirement” means any applicable federal, state, local or municipal constitution, law, ordinance, rule, order, regulation or statute of any governmental authority bearing on the construction, alteration, rehabilitation, maintenance, use, operation, sale, transfer or any other aspect of all or any portion of a Property.
“License” means a utility license or access agreement, a right-of way agreement, an antenna license agreement, or a similar agreement pursuant to which a Person other than a Seller is entitled to use or occupy a portion of a Property. For purposes of clarification, it is acknowledged and agreed that each of those agreements and instruments expressly referred to as a License pursuant to the terms of Section 6.2.2 hereof and properly entered into by Seller (whether as a matter of right or with Purchaser’s consent) pursuant to the terms of Section 6.2.2 hereof shall constitute a License.
“Licensee Estoppel Certificate” has the meaning set forth in Section 6.2.3.
“Lien” means any mortgage, deed of trust or other consensual lien, a mechanic’s or any materialman’s lien, a judgment lien, a lien for delinquent real property taxes or assessments, any other tax or statutory lien, or any other lien, in each case to the extent the same affects a Property and is prior or senior to, or otherwise encumbers the interest of such Property’s Seller in such Property.
“Multi-Property Contract” has the meaning set forth in Section 4.2.4 hereof.
“New Title Matter” has the meaning set forth in Section 4.1.2.
“Non-Designating Party” has the meaning set forth in Section 12.23.3.
“Non-Foreign Affidavit” has the meaning set forth in Section 5.2.6 hereof.
“Notice” has the meaning set forth in Article XI hereof.
“Notice to Tenants” has the meaning set forth in Section 5.2.14 hereof.
“OFAC” has the meaning set forth in Section 7.1.6.
“Official Records” means the Land Records Department of the Circuit Court of Montgomery County.
“Operating Expenses” means, for any Property, all usual and customary operating expenses not otherwise expressly specified in Section 5.5 hereof for proration that are incurred in the ownership or operation of such Property and constituting an assumed liability or arising under any agreement or other matter included in the Property to be conveyed hereunder.

“Owner’s Affidavit” has the meaning set forth in Section 5.2.8 hereof.
“Pending Claim” has the meaning set forth in Section 9.5 hereof.
“Permits” means, with respect to each Property, the licenses and permits, approvals, entitlements, and other governmental authorizations (including certificates of occupancy) issued to or in favor of Seller by a governmental or administrative agency or authority (whether federal, state or local) for the ownership, operation, planning, development, constructions, use, or maintenance of such Property.
“Permitted Exceptions” means (a) any and all general, special, supplementary or retroactive property taxes or assessments, to the extent such taxes or assessments are not due as of the Closing Date; (b) any Encumbrances and Involuntary Liens affecting a Property that exist as of the Effective Date of the Title Commitment for such Property (excluding, however, the Liens and Encumbrances listed on Disclosure Schedule 8); (c) any survey matters affecting a Property that exist as of the most recent date of the Survey (as listed on Disclosure Schedule 7) for such Property; (d) any Liens or Encumbrances that become Permitted Exceptions pursuant to an express provision of this Agreement or that are expressly approved in writing by Purchaser; (e) rights of Tenants under Leases (as tenants only); (f) rights of third parties under equipment leases relating to Personal Property; (g) Legal Requirements, including, without limitation, zoning ordinances (and amendments and additions relating thereto) and the Americans with Disabilities Act of 1990, as amended; and (h) any exceptions created by Purchaser or its agents, employees and/or contractors, including without limitation, any exceptions arising by reason of the entry on the Real Property by Purchaser or by its agents, employees and/or contractors (provided that the parties acknowledge and agree that Purchaser’s mere discovery and/or immaterial displacement of an existing condition shall not constitute such an exception).
“Person” means a natural person, an agency or body of federal, state or local government, a corporation, a general or limited partnership, a limited liability company, a trust, or any other entity recognized under applicable law as having authority to own property, to conduct business, to sue or to be sued.
“Personal Property” means, with respect to each Property, all tangible personal property, including the following items, that is owned by such Property’s Seller and used by such Seller or its Affiliates, representatives or agents exclusively (or primarily) in connection with the ownership, maintenance, and operation of such Property or any combination of the Properties: (a) keys and combinations to all doors, cabinets, enclosures and other locks on or about such Property, (b) furniture, equipment, televisions, telephone systems; mechanical systems, fixtures and equipment; electrical systems, fixtures and equipment; heating fixtures, systems, and equipment; air conditioning fixtures, systems and equipment; plumbing fixtures, systems, and equipment; security systems and equipment; carpets, drapes, artwork and other furnishings; refrigerators, microwaves, ovens, stoves, and all other appliances; vehicles, office equipment, furniture and fixtures not considered improvements, spare parts, supplies and other physical assets, machinery, tools, trade fixtures, utensils, china and glassware; (c) copies of files maintained or generated by such Seller in the course of the operation of such Property (excluding the Excluded Documents) which are located at such Property or at WashREIT’s headquarters in Washington, DC or are otherwise in Seller’s possession or under Seller’s control; and (d) the Books and Records, but excluding, however, the Excluded Assets.
“Post Due Diligence Disclosure” has the meaning set forth in Section 7.3.
“Proceeding” has the meaning set forth in Section 7.2.4(b).
“Property” means a property designated on Exhibit A-1 hereto, which property consists of the corresponding Land described on Exhibit A-2, the Improvements located on such Land, the Personal Property located on such Land or in such Improvements, and the Intangible Property, Assumed Contracts and Leases, excluding, however, any of the foregoing that are Excluded Assets.
“Proprietary Information” has the meaning set forth in Section 12.17.
“Purchase Price” has the meaning set forth in Section 2.2 hereof.
“Purchaser” has the meaning set forth in the preamble hereof.
“Purchaser Closing Documents” has the meaning set forth in Section 9.6 hereof.
“Purchaser Costs” has the meaning set forth in Section 9.2.
“Purchaser Default” has the meaning set forth in Section 9.1.
“Real Property” means, with respect to a Property, such Property’s Land and Improvements, collectively.
“Receiving Party” has the meaning set forth in Section 12.17 hereof.
“Rent” means all Basic Rent and Additional Rent.

“Required Cure Items” has the meaning set forth in Section 4.1.2 hereof.

“Required License” means the following Licenses: respecting the Property commonly known as 51 Monroe Street: FBI, Verizon, T Mobile, Sprint/Nextel (2 agreements), Sirius and Verizon Real Estate.

“Required REAs” has the meaning set forth in Section 6.2.4.
“Required REA Estoppel Certificates” has the meaning set forth in Section 6.2.4.
“Required Tenant” has the meaning set forth in Section 8.2.5.
“Required Tenant’s Satisfactory Tenant Estoppel Certificates” has the meaning set forth in Section 8.2.5.

“Satisfactory Licensee Estoppel Certificate” has the meaning set forth in Section 8.2.6.

“Satisfactory REA Estoppel Certificate” has the meaning set forth in Section 8.2.7.
“Satisfactory Tenant Estoppel Certificates” has the meaning set forth in Section 8.2.5.

“Security Deposit” means a cash deposit, or a letter of credit or similar evidence of indebtedness held by a Seller (i) under a Lease as security for the obligations of the Tenant under such Lease or (ii) under a License as security for the obligations of the licensee under such License.
“Seller” has the meaning set forth in the preamble hereof.
“Seller Default” has the meaning set forth in Section 9.2.
“Seller Lease Estoppel Certificate” has the meaning set forth in Section 8.2.5.
“Seller License Estoppel Certificate” has the meaning set forth in Section 8.2.6.
“Seller Related Parties” has the meaning set forth in Section 4.3.
“Sellers’ Survey Certification” has the meaning set forth in Section 4.1.1.
“Supplemental Losses” has the meaning set forth in Section 7.3.
“Surveyor” means, as to each Property, the surveyor identified on Disclosure Schedule 7 as the preparer of such Property’s Survey.

“Surveys” has the meaning set forth in Section 4.1.1 hereof.
“Survey Standards” means the Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys in effect as of the Effective Date.
“Survival Date” has the meaning set forth in Section 9.5 hereof.
“Tenant” means the tenant or lessee under a Lease.
“Tenant Estoppel Certificate” has the meaning set forth in Section 6.2.3.
“Tenant Lien” means a Lien that encumbers only a Tenant’s leasehold interest in a Property, and that does not secure indebtedness or other obligations voluntarily created or assumed by Seller.
“Tenant’s Fiscal Year” has the meaning set forth in Section 5.5.11(b).
“TI Obligation” means an obligation, if any, of a Seller, as landlord or licensor under a Lease or a License, to pay for tenant improvements, and if such tenant improvements are to be constructed by such Seller rather than a Tenant or licensee, “TI Obligation” also includes the obligation to construct such tenant or licensee improvements, all of which are set forth on Disclosure Schedule 2-3 hereto.
“Title Commitments” has the meaning set forth in Section 4.1.1 hereof.
“Title Company” means Fidelity National Title Insurance Company, acting through its New York office located at 485 Lexington Avenue, 18th Floor, New York, New York 10017, Attn: Nick DeMartini, Managing Counsel, provided that the parties acknowledge that Fidelity National Title Insurance Company will utilize its local Washington, D.C. office located at 1620 L Street, NW, 4th Floor, Washington, D.C. 20036, Attn: Michael Segal with respect to the transactions contemplated by this Agreement.
“Unreleased Claims” has the meaning set forth in Section 4.3.
“Updated Disclosure” has the meaning set forth in Section 7.2.4(f).
“Utility Deposits” means, with respect to each Property, all deposits made by such Property’s Seller in connection with providing water, sewer, gas, electricity, telephone and other public utilities to such Property.
“Voluntary Encumbrance” means an Encumbrance that is not an Involuntary Encumbrance.
“Voluntary Lien” means a Lien that is not an Involuntary Lien or a Tenant Lien.
“WashREIT” means Washington Real Estate Investment Trust, a Maryland real estate investment trust.
“Work Agreements” means any agreements between a Seller and a contractor or other third party relating to the conduct of Landlord Work, which agreements are expressly designated as a “Work Agreement” on Disclosure Schedule 3.
II. SALE AND PURCHASE OF PROPERTY
2.1    Purchase of Property. On the Closing Date, and subject to the terms and conditions of this Agreement, each Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from each Seller, all of such Seller’s right, title and interest in and to the Property, or Properties, owned by such Seller, free and clear of Liens and Encumbrances that are not Permitted Exceptions, at the purchase price provided in Section 2.2 hereof. Purchaser hereby acknowledges and agrees that this Agreement is for the purchase and sale of all of the Properties and that under no circumstances shall Purchaser be obligated to purchase fewer than all of the Properties.

2.2    Purchase Price and Terms of Payment. The aggregate purchase price for all of the Properties (the “Purchase Price”) shall be $128,500,000, allocated among the Properties as indicated on Exhibit A-4, and shall consist of and be payable as follows:
2.2.1    Earnest Money Deposit. Simultaneously with the execution and delivery of this Agreement by the parties, Purchaser shall deliver to Escrow Agent, in Good Funds, $1,000,000, which amount, together with all interest accrued thereon, is referred to herein as the “Earnest Money Deposit.” The Earnest Money Deposit shall be non-refundable to Purchaser except as expressly provided herein. If the Closing occurs, the Earnest Money Deposit shall be applied to the Purchase Price on the Closing Date.
2.2.2    Balance of Purchase Price. Not later than 2:00 p.m., Washington, D.C. time, on the Closing Date, Purchaser shall deposit with Escrow Agent, in Good Funds, the balance of the Purchase Price, reduced or increased by such amounts as are required to take into account any prorations, credits, costs or other adjustments to be made at Closing under this Agreement. The amount to be paid under this Section 2.2.2 is referred to in this Agreement as the “Closing Payment.”
2.3    Assignment and Assumption of the Contracts. As additional consideration, Purchaser shall, on and as of the Closing Date, at its sole cost and expense, assume and agree to pay all sums and perform, fulfill and comply with all other covenants and obligations which are to be paid, performed and complied with by the Sellers under the Assumed Contracts, to the extent such obligations first arise or accrue on or after the Closing Date, and the Sellers shall, on and as of the Closing Date, at their sole cost and expense, assign to Purchaser all of Sellers’ right, title and interest in and to the Assumed Contracts. The Sellers shall remain liable to pay all sums and perform, fulfill and comply with all other covenants and obligations which are to be paid, performed and complied with by the Sellers under the Assumed Contracts, to the extent such obligations pertain to the period before the Closing Date.
2.4    Assignment and Assumption of the Leases and Licenses. As additional consideration, Purchaser shall on and as of the Closing Date, at its sole cost and expense, assume and agree to perform, fulfill and comply with all covenants and obligations which are to be performed and complied with by the Sellers under the Leases and Licenses, to the extent such obligations first arise or accrue on or after the Closing Date, and the Sellers shall on and as of the Closing Date, at their sole cost and expense, assign to Purchaser all of Sellers’ right, title and interest in and to the Leases and Licenses. The Sellers shall remain liable to perform, fulfill and comply with all covenants and obligations which are to be performed and complied with by the Sellers under the Leases and Licenses, to the extent such obligations pertain to the period before the Closing Date.
2.5    Assumed Liabilities. Except as expressly set forth herein, Purchaser shall not assume, in connection with the transactions contemplated hereby, any other liability or obligation of any Seller whatsoever for or in respect of periods prior to the Closing Date, and each Seller shall retain responsibility for all liabilities and obligations accrued or incurred prior to Closing (including any liabilities and obligations arising on or after Closing but accrued prior to Closing or arising out of acts or omissions of Seller prior to Closing) with respect to the ownership or operation of such Seller’s Property or Properties.

2.6    Allocations of Purchase Price. The parties have agreed to allocate to each Property a percentage of the Purchase Price (referred to herein as such Property’s “Allocated Share”) indicated for such Property in Column 2 of Exhibit A-4. The portion of the Purchase Price corresponding to each Property’s Allocated Share is set forth in Column 3 of Exhibit A-4 and is referred to herein as such Property’s “Allocated Amount.” The parties have also agreed to allocate each Property’s Allocated Amount among the Real Property and the other items of property comprising such Property, which allocations are set forth on Exhibit A-5 hereto. The Sellers and Purchaser shall use the foregoing allocations in preparing and filing federal, state and local tax returns, and in determining the amount of any transfer or recordation taxes payable in connection with the recordation of the Deeds.
III. ESCROW
3.1    Escrow    . Simultaneously with the execution and delivery of this Agreement, the parties have established an escrow (“Escrow”) with Escrow Agent by depositing with Escrow Agent the Earnest Money Deposit and having three (3) copies of the Escrow Agreement in the form attached hereto as Exhibit B duly executed by the Sellers, Purchaser and Escrow Agent (the “Escrow Agreement”). The Earnest Money Deposit shall be held by Escrow Agent in accordance with the terms of the Escrow Agreement. In the event of any conflict between this Agreement and the Escrow Agreement, the terms of this Agreement shall control. The Escrow shall include both the Escrow Agent’s handling of the Earnest Money Deposit and Escrow Agent’s handling of any other documents and deliveries deposited with Escrow Agent at any time up to, and including, the Closing Date. At Closing Purchaser, Escrow Agent and the Sellers shall prepare and execute separate escrow instructions, consistent with this Agreement, confirming the parties’ understanding with respect to the Escrow Agent’s handling of the Escrow for matters other than the Earnest Money Deposit (the “Closing Instructions”).
3.2    Deposit of Funds. Except as otherwise provided in this Agreement, all funds deposited into the Escrow by Purchaser shall be immediately deposited by Escrow Agent into a demand deposit account, subject to the control of Escrow Agent in a federally insured U.S. bank; provided, however, that such funds must be readily available as necessary to comply with the terms of this Agreement and the Escrow Agreement, and for the Escrow to close within the time specified in Section 5.1 of this Agreement. Except as may be otherwise specifically provided herein, interest on amounts placed by Escrow Agent in any such investments or interest bearing accounts shall accrue to the benefit of Purchaser, and Purchaser shall promptly provide to Escrow Agent Purchaser’s Tax Identification Number.
IV. TITLE AND PROPERTY CONDITION
4.1    Title to the Real Property.
4.1.1    Acceptance of Title as of the Effective Date. The parties acknowledge and agree that the Title Company has made available to Purchaser commitments for title insurance (collectively, the “Title Commitments”) addressing the status of title to each Property as of a date prior to the Effective Date, including (to the extent available) copies of Liens and Encumbrances that are indicated as Property-specific exceptions to title in such title commitments. Each of the Title Commitments is set forth on Disclosure Schedule 6. The parties acknowledge and agree that the Purchaser has received for each Property a survey that complies with the Survey Standards. Each of the Surveys, including all revisions issued by the Surveyor prior to the Effective Date, is identified on Disclosure Schedule 7 (such surveys are referred to herein as the “Surveys”). On or prior to the Closing Date, Seller shall deliver a certification to Title Company, in the form attached hereto as Exhibit J-2, as to the absence of physical changes to the exterior of Improvements at the Properties from that shown on the Surveys (collectively, “Sellers’ Survey Certification”). Purchaser hereby acknowledges and agrees that Purchaser has no right to object to any Liens or Encumbrances disclosed in the Title Commitments or the Surveys set forth on Disclosure Schedule 6 and Disclosure Schedule 7, respectively, except for Involuntary Liens or Involuntary Encumbrances, if any, listed on Disclosure Schedule 8, and that the Sellers shall not be obligated to Cure any of such Liens or Encumbrances except as provided in the first sentence of Section 4.1.2 below.
4.1.2    Liens and Encumbrances; Existing and Arising After the Effective Date. Each Seller, with respect to its Property or Properties, agrees to Cure, prior to or at Closing: (i) all Voluntary Liens and Voluntary Encumbrances, if any, listed on Disclosure Schedule 8 and all Voluntary Liens and Voluntary Encumbrances first arising after the Effective Date of the Title Commitment for the Property affected by such Voluntary Lien or Voluntary Encumbrance; and (ii) the Involuntary Liens and Involuntary Encumbrances, if any, listed on Disclosure Schedule 8 (items (i) and (ii) collectively, the “Required Cure Items”). If a Seller or Purchaser becomes aware that an Involuntary Lien or Involuntary Encumbrance has arisen after the Effective Date of the Title Commitment for the Property affected by such Involuntary Lien or Involuntary Encumbrance, such Seller or Purchaser, as applicable, shall promptly give written notice to the other of such Involuntary Lien or Involuntary Encumbrance. If the cost to Cure such Involuntary Lien or Involuntary Encumbrance, together with the cost to Cure all other Involuntary Liens and Involuntary Encumbrances of which the Purchaser or any Seller has received written notice pursuant to the preceding sentence after the date hereof and prior to Closing (each, a “New Title Matter”), does not exceed $2,500,000, such Seller shall be obligated to Cure such New Title Matter prior to or at Closing, at such Seller’s sole cost and expense. If the cost to Cure such New Title Matter, together with the cost to Cure all other New Title Matters of which the Purchaser or any Seller has received notice pursuant to this Section 4.1.2, exceeds $2,500,000, then such Seller shall have the option but not the obligation to Cure such New Title Matter prior to Closing at such Seller’s sole cost and expense, and such Seller shall notify Purchaser of its election within five (5) Business Days after such Seller either sends or receives notice of such New Title Matter pursuant to the second sentence of this Section 4.1.2. If such Seller does not make such election in writing within such five (5) Business Day period, such Seller shall be deemed to have elected not to Cure such New Title Matter. If such Seller is not obligated to Cure one or more New Title Matters and if such Seller elects (or is deemed to have elected) not to Cure such New Title Matters, then Purchaser may elect to either: (i) proceed with the Closing (absent some other grounds for termination of this Agreement prior to Closing) and receive a credit against the Purchase Price in the amount necessary to Cure such uncured New Title Matter(s) but not to exceed (y) $2,500,000 less (z) the out-of-pocket amount actually spent by such Seller to Cure such New Title Matter(s); or (ii) terminate this Agreement, by written notice to Sellers, in which case the Earnest Money Deposit shall be returned to Purchaser, this Agreement shall terminate and neither party shall have any obligation to the other party hereunder except for obligations that expressly survive termination of this Agreement. Seller is required to Cure all Required Cure Items at or prior to Closing. If such Seller does not Cure any Required Cure Items at or prior to Closing, Purchaser may elect to either: (i) proceed with the Closing (absent some other grounds for termination of this Agreement prior to Closing) and receive a credit against the Purchase Price in the amount necessary to Cure such uncured Required Cure Items; or (ii) terminate this Agreement, by written notice to Sellers, in which case such Seller’s failure to Cure such Required Cure Item shall constitute a Seller Default hereunder and Purchaser shall be entitled to pursue and obtain its remedies pursuant to Section 9.2. Any Lien or Encumbrance that a Seller is not obligated to Cure prior to Closing pursuant to this Section 4.1.2 is a Permitted Exception (provided that, in connection therewith, Seller has provided Purchaser a credit against the Purchase Price if and to the extent required above in this Section 4.1.2).
4.2    Inspection.
4.2.1    Prior to the date hereof, each of the Sellers made available to Purchaser the information, documents, agreements and reports in each Seller’s possession or control relating to the Properties (collectively, the “Due Diligence Materials”) without representation or warranty of any kind or nature, whether express or implied, except as expressly set forth in this Agreement. The parties acknowledge that Purchaser has had the opportunity to review and inspect the Due Diligence Materials and all of the Properties prior to the date hereof. By executing this Agreement, Purchaser acknowledges that it has completed its inspections and studies of all of the Properties and it has no remaining contingencies to Closing nor rights to object to any due diligence matters except as expressly provided below in this Section 4.2.1, and is agreeing to proceed in accordance with the terms hereof (including without limitation, the terms of Section 4.3 below). Notwithstanding such prior inspections, the Sellers shall cooperate and provide Purchaser and its agents, employees, representatives, consultants and lenders with reasonable and continuing access to the Real Property included in each Property upon commercially reasonable Notice to the Sellers for the purpose of Purchaser’s inspection (provided, however, that Purchaser shall not perform any invasive testing of any Real Property without the Sellers’ prior written consent in each instance, which may be granted or withheld in the Sellers’ sole and absolute discretion). Neither Purchaser nor any of its employees, agents or representatives shall contact or otherwise discuss this transaction and /or the operation of the Properties with any on-site employees of the Properties; provided, however, that Purchaser may meet with any Property’s asset manager and property manager upon commercially reasonable Notice to the Property’s Seller but, if required by such Seller, only in the presence of such Seller’s representative. Each Seller shall have the right to have a representative of such Seller present during all inspections or examinations of such Seller’s Real Property by Purchaser.
4.2.2    Prior to any entry by Purchaser or any of Purchaser’s designees onto any Property for the purpose of performing any physical inspection, Purchaser shall: (i) if Purchaser does not then have such a policy in force, procure a policy of commercial general liability insurance, issued by an insurer reasonably satisfactory to the Sellers, covering all of Purchaser’s activities at such Property, with a single limit of liability (per occurrence and aggregate) of not less than $2,000,000.00; and (ii) to the extent not yet delivered to Sellers, deliver to Sellers a Certificate of

Insurance evidencing that such insurance is in force and effect, and evidencing that the Seller that owns such Property has been named as an additional insured thereunder with respect to any of Purchaser’s activities. In the event that such insurance is required as a result of Purchaser or any of Purchaser’s designees entering any Property for the purpose of physical inspection, such insurance shall be written on an “occurrence” basis, and shall be maintained in force until the earlier of (x) the termination of this Agreement and the conclusion of all of Purchaser’s activities, or (y) the Closing Date.
4.2.3    Purchaser, at all times, will conduct all inspections and reviews in compliance with all Legal Requirements, and in a manner intended not to cause damage, loss, cost or expense to any Seller, any Property or Tenants of any Property, and without unreasonably interfering with or disturbing any Tenants or employees at the Properties. Prior to Closing, the results of or any other information acquired pursuant to Purchaser’s inspections shall be subject to the terms and conditions of Section 12.17 below. Purchaser will promptly restore any damage to any Property caused by Purchaser’s inspection to its condition immediately preceding such inspections and examinations and will keep the Properties free and clear of any mechanic’s liens or materialmen’s liens in connection with such inspections and examinations.
4.2.4    Purchaser shall assume all of the Assumed Contracts on the Closing Date. Purchaser acknowledges and agrees that some or all of the Contracts are Multi-Property Contracts, each of which shall be terminated on or before Closing with respect to each Property and shall not be included in the Assignment of Contracts and Licenses or otherwise constitute an “Assumed Contract”; provided, however, that with respect to any Multi-Property Contract listed on Disclosure Schedule 3 as a Contract for “Introduction and Request,” the applicable Seller shall use good faith efforts to introduce Purchaser to the third party counter-party to such Multi-Property Contract with the intent of causing the third party counter-party to enter into a new agreement with Purchaser on substantially the same terms as the original Multi-Property Contract but with respect only to the Property being purchased hereunder. Purchaser agrees that Seller shall be conclusively deemed to have used its “good faith efforts” to accomplish the purposes set forth in the immediately preceding sentence if Seller shall (x) introduce the third party counter-party to the applicable Multi-Property Contract to Purchaser and (y) cooperate reasonably and in good faith (but at no costs or expense to Sellers) with Purchaser’s request that such third party counter-party enter into a new agreement meeting the requirements described in the immediately preceding sentence. In no event shall Seller have any liability for the failure of any third party counter-party to enter any such new agreement with Purchaser. For purposes of this Agreement, “Multi-Property Contract” means a Contract pursuant to which services are rendered to one or more properties that are not included in the Properties. The Multi-Property Contracts are designated as such on Disclosure Schedule 3. Seller shall terminate at or prior to Closing (either outright or, with respect to Multi-Property Contracts, with respect to each Property) all Contracts listed on Disclosure Schedule 3 that do not constitute “Assumed Contracts”.
4.2.5    The cost of the inspections and tests undertaken pursuant to this Section 4.2 shall be borne solely by Purchaser.
4.2.6    Purchaser acknowledges and agrees that, until the Closing Date, Purchaser’s possession of all information and materials disclosed and/or delivered to it by the Sellers, or Sellers’

agents, employees and representatives (including without limitation, the Due Diligence Materials), is governed by the terms of the Confidentiality Agreement and the terms and conditions of Section 12.17 below.
4.2.7    Except as expressly provided herein and/or in the Closing Documents, none of the Sellers makes any representations or warranties as to the truth, accuracy or completeness of any materials, data or other information, if any, supplied to Purchaser in connection with Purchaser’s inspection of any of the Properties (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in any Seller’s possession). Except for Purchaser’s reliance on any representation and warranties expressly provided herein and/or in the Closing Documents, it is the parties’ express understanding and agreement that any such materials are to be provided only for Purchaser’s convenience in making its own examination and determination as to whether it wishes to purchase the Properties, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of each Property and not on any materials supplied by the Sellers. Except for Purchaser’s reliance on any representation and warranties expressly provided herein and/or in the Closing Documents with respect to any such materials, Purchaser expressly disclaims any intent to rely on any such materials provided to it by the Sellers in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.
4.2.8    The obligations of Purchaser under this Section 4.2 (including its indemnification obligations) shall survive Closing or the termination of this Agreement for a period of one (1) year.
4.3    Condition of the Property. THE FOLLOWING PROVISIONS IN THIS SECTION 4.3 ARE SUBJECT TO THE EXPRESS REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, AND OTHER PROVISIONS OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 7.2) AND THE CLOSING DOCUMENTS:
(a)    BY ENTERING INTO THIS AGREEMENT, PURCHASER REPRESENTS AND WARRANTS THAT IT HAS PERFORMED (AND PURCHASER REPRESENTS AND WARRANTS TO THE SELLERS THAT PURCHASER IS CAPABLE OF PERFORMING) AN INDEPENDENT INVESTIGATION, ANALYSIS AND EVALUATION OF EACH OF THE PROPERTIES. PRIOR TO THE EFFECTIVE DATE, PURCHASER HAS DETERMINED, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, THAT EACH OF THE PROPERTIES IS ACCEPTABLE TO PURCHASER. PRIOR TO THE EFFECTIVE DATE, PURCHASER HAS CONDUCTED ITS OWN THOROUGH AND INDEPENDENT INSPECTION, INVESTIGATION, ANALYSIS AND EVALUATION OF ALL INSTRUMENTS, RECORDS AND DOCUMENTS WHICH PURCHASER DETERMINED TO BE APPROPRIATE OR ADVISABLE TO REVIEW IN CONNECTION WITH PURCHASER’S ACQUISITION OF EACH OF THE PROPERTIES AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b)    PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER HAS SUBSTANTIAL EXPERIENCE WITH REAL PROPERTY AND ITS OPERATIONS, AND THAT PURCHASER WILL ACQUIRE EACH OF THE PROPERTIES IN “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION, AND SOLELY IN RELIANCE ON PURCHASER’S OWN INSPECTION AND EXAMINATION AND THE SELLERS’ REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED HEREIN.
(c)    EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NONE OF THE SELLERS MAKES ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, NATURE OR SORT, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION, PAST, PRESENT OR FUTURE OPERATION AND/OR PERFORMANCE, OR VALUE, OF ANY PROPERTY AND THAT THE SELLERS CONVEY ALL OF THE PROPERTIES TO PURCHASER “AS IS AND WHERE IS, WITH ALL FAULTS,” AND PURCHASER ACKNOWLEDGES THAT NONE OF THE SELLERS MAKES ANY REPRESENTATIONS, GUARANTIES OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE QUALITY, CHARACTER, EXTENT, PERFORMANCE, CONDITION OR SUITABILITY OF ANY OF THE PROPERTIES FOR ANY PURPOSE.
(d)    PURCHASER’S INSPECTION, INVESTIGATION AND SURVEY OF THE PROPERTIES SHALL BE IN LIEU OF ANY NOTICE OR DISCLOSURE REQUIRED BY ANY APPLICABLE HEALTH AND SAFETY CODE, OR BY ANY OTHER PROVISION OF APPLICABLE LAW, RULE OR REGULATION, INCLUDING, WITHOUT LIMITATION, LAWS REQUIRING DISCLOSURE BY THE SELLERS OF FLOOD, FIRE, MOLD, SEISMIC HAZARDS, LEAD PAINT, LANDSLIDE AND LIQUEFACTION, OTHER GEOLOGICAL HAZARDS, RAILROAD AND OTHER UTILITY ACCESS, SOIL CONDITIONS AND OTHER CONDITIONS WHICH MAY AFFECT THE USE OF ANY OF THE REAL PROPERTY, AND PURCHASER HEREBY WAIVES ANY REQUIREMENT FOR A NOTICE PURSUANT TO THOSE PROVISIONS AND HEREBY ACKNOWLEDGES AND AGREES THAT IT WILL CONDUCT ITS OWN INSPECTIONS AND REVIEWS WITH RESPECT TO ALL MATTERS COVERED THEREBY, AND HEREBY RELEASES THE SELLERS FROM LIABILITY IN CONNECTION WITH ANY SUCH MATTERS THAT ARE NOT THE SUBJECT OF ANY OF THE SELLERS’ REPRESENTATIONS AND WARRANTIES.
(e)    PURCHASER ALSO ACKNOWLEDGES AND AGREES THAT, ALTHOUGH THE SELLERS HAVE PROVIDED THE DUE DILIGENCE MATERIALS TO PURCHASER, NONE OF THE SELLERS HAS VERIFIED THE ACCURACY THEREOF AND NONE OF THE SELLERS MAKES ANY REPRESENTATIONS OR WARRANTIES REGARDING THE MATTERS SET FORTH THEREIN EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS, IT BEING THE RESPONSIBILITY OF PURCHASER TO VERIFY THE ACCURACY OF SUCH MATERIALS. WITHOUT LIMITING THE FOREGOING, NONE OF THE

SELLERS MAKES ANY REPRESENTATION OR WARRANTY REGARDING THE COMPLETENESS OR ACCURACY, AS OF ANY DATE, OF THE TITLE COMMITMENTS, THE SURVEYS OR THE ENVIRONMENTAL REPORTS, PURCHASER HEREBY ACKNOWLEDGING AND ASSUMING THE RISK OF ANY ERRORS OR OMISSIONS IN THE TITLE COMMITMENTS, THE SURVEYS OR THE ENVIRONMENTAL REPORTS, IRRESPECTIVE OF WHETHER ANY SUCH ITEMS WERE ORDERED BY THE SELLERS AND DELIVERED TO THE PURCHASER; PROVIDED, HOWEVER, THAT THE SELLERS SHALL INFORM PURCHASER PROMPTLY AFTER OBTAINING KNOWLEDGE OF ANY SUCH MATERIAL ERRORS OR OMISSIONS. PURCHASER ACKNOWLEDGES THAT NONE OF THE PARTIES WHO PREPARED THE SURVEYS, THE TITLE COMMITMENTS OR THE ENVIRONMENTAL REPORTS IS AFFILIATED WITH ANY OF THE SELLERS.
(f)    FURTHERMORE, EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, PURCHASER ACKNOWLEDGES THAT NONE OF THE SELLERS MAKES OR HAS MADE ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE PRESENCE OR INTEGRATION OF HAZARDOUS MATERIALS UPON OR WITHIN ANY OF THE REAL PROPERTY. IN THAT REGARD, PURCHASER HAS, PRIOR TO THE EFFECTIVE DATE, CONDUCTED ITS OWN INVESTIGATIONS TO DETERMINE IF ANY OF THE REAL PROPERTY CONTAINS ANY HAZARDOUS MATERIALS OR TOXIC WASTE, MATERIALS, DISCHARGE, DUMPING OR CONTAMINATION, WHETHER SOIL, GROUNDWATER OR OTHERWISE, WHICH VIOLATES ANY FEDERAL, STATE, LOCAL OR OTHER GOVERNMENTAL LAW, REGULATION OR ORDER OR REQUIRES REPORTING TO ANY GOVERNMENTAL AUTHORITY.
EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, PURCHASER, FOR ITSELF AND ITS OWNERS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND FOREVER DISCHARGES EACH OF THE SELLERS, AND THE SELLERS’ PAST, PRESENT AND FUTURE MEMBERS, PARTNERS, AFFILIATES, EMPLOYEES, AGENTS, ATTORNEYS, ASSIGNS, AND SUCCESSORS-IN-INTEREST (THE “SELLER RELATED PARTIES”), FROM ALL PAST, PRESENT AND FUTURE CLAIMS, DEMANDS, OBLIGATIONS, LOSSES AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, DIRECT OR INDIRECT, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, WHICH ARE BASED UPON OR ARISE OUT OF OR IN CONNECTION WITH THE CONDITION OF ANY OF THE PROPERTIES AND, WITH RESPECT TO THE PRESENCE OF ANY HAZARDOUS MATERIALS, ANY ENVIRONMENTAL DAMAGES OR ENVIRONMENTAL REQUIREMENTS, INCLUDING, WITHOUT LIMITATIONS, THE PHYSICAL, STRUCTURAL, GEOLOGICAL, MECHANICAL AND ENVIRONMENTAL (SURFACE AND SUBSURFACE) CONDITION OF ANY OF THE REAL PROPERTY (INCLUDING THE IMPROVEMENTS THEREON) OR ANY LAW OR REGULATION RELATING TO

HAZARDOUS MATERIALS. WITHOUT LIMITING THE FOREGOING, THIS RELEASE SPECIFICALLY APPLIES TO ALL LOSSES AND CLAIMS ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, (42 U.S.C. SECTIONS 9601 ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, (42 U.S.C. SECTIONS 6901 ET SEQ.), THE CLEAN WATER ACT, (33 U.S.C. SECTIONS 466 ET SEQ.), THE SAFE DRINKING WATER ACT, (14 U.S.C. SECTION 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT, (49 U.S.C. SECTIONS 1801 ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT, (15 U.S.C. SECTIONS 2601-2629), AND ANY OTHER FEDERAL, STATE OR LOCAL LAW OF SIMILAR EFFECT, AS WELL AS ANY AND ALL COMMON LAW CLAIMS.
(g)    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 4.3, PURCHASER DOES NOT ASSUME ANY RESPONSIBILITY OR LIABILITY ARISING OUT OF OR IN CONNECTION WITH AND DOES NOT RELEASE SELLERS OR ANY SELLER RELATED PARTIES FROM (“COLLECTIVELY, “UNRELEASED CLAIMS”):
(1)    ANY CLAIMS MADE OR CAUSES OF ACTION BROUGHT BY ANY THIRD PARTY UNRELATED TO PURCHASER ALLEGING A DEFAULT OR BREACH BY ANY SELLER OR ANY SELLER RELATED PARTIES WHICH IS ALLEGED TO HAVE OCCURRED PRIOR TO THE CLOSING DATE UNDER ANY CONTRACT OR AGREEMENT OR ANY LEASE ENTERED INTO BETWEEN ANY SELLER OR ANY SELLER RELATED PARTIES AND ANY SUCH CLAIMANT, PROVIDED, HOWEVER, THAT PURCHASER SHALL BE DEEMED TO ASSUME IN ACCORDANCE WITH THE TERMS OF THIS SECTION 4.3 ANY SUCH CLAIMS OR CAUSES OF ACTION TO THE EXTENT THAT THE SAME RELATE TO ANY ALLEGED DEFAULTS OR THE BREACH OF ANY OF THE ASSUMED CONTRACTS OR LEASES THAT FIRST ARISE OR ACCRUE ON OR AFTER THE CLOSING; OR
(2)    ANY TORT CLAIMS MADE OR BROUGHT BY A THIRD PARTY UNRELATED TO PURCHASER TO THE EXTENT ARISING ON ACCOUNT OF EVENTS THAT OCCURRED AT THE PROPERTY DURING THE TIME THAT THE APPLICABLE SELLER OWNED FEE TITLE TO THE APPLICABLE PROPERTY; OR
(3)    ANY CLAIMS MADE OR CAUSES OF ACTION BROUGHT BY ANY GOVERNMENTAL AUTHORITY OR ANY OTHER PERSON OR ENTITY UNRELATED TO PURCHASER TO THE EXTENT RELATING TO HAZARDOUS MATERIALS DEPOSITED OR PLACED IN, AT, OR UNDER ANY PROPERTY BY ANY SELLER OR DURING THE TIME THAT THE APPLICABLE SELLER OWNED FEE TITLE TO THE APPLICABLE PROPERTY; OR

(4)    ANY CLAIM PERMITTED TO BE MADE BY PURCHASER FOR A BREACH OF ANY SELLER’S REPRESENTATIONS AND WARRANTIES UNDER THIS AGREEMENT OR ANY OF THE CLOSING DOCUMENTS, SUBJECT TO THE TERMS OF SECTIONS 7.3, ARTICLE IX AND SECTION 12.16;
(6)    ANY CLAIMS OR CAUSES OF ACTION BROUGHT IN CONNECTION WITH THE MATTERS SET FORTH ON DISCLOSURE SCHEDULE 4.
FURTHERMORE, SUBJECT TO THE TERMS OF APPLICABLE LAWS, ORDINANCES, RULES AND REGULATIONS, NOTHING IN THIS AGREEMENT SHALL PROHIBIT PURCHASER FROM IMPLEADING SELLER INTO ANY ACTION RELATED TO ANY UNRELEASED CLAIM.

(h)    “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of the existence of Hazardous Materials upon, about or beneath any Real Property or migrating to or from any Real Property, or the existence of a violation of Environmental Requirements pertaining to any Real Property, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of such Real Property.
(i)    “Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to Hazardous Materials which are applicable to the Properties.
(j)    “Hazardous Materials” means any substance (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy; or (ii) which is defined as a “hazardous waste” or “hazardous substance” under any federal, state or local statute, regulation or ordinance, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and amendments thereto and regulations promulgated thereunder; or (iii) which is toxic, explosive, corrosive, infectious or otherwise hazardous or is regulated by any federal, state or local governmental authority; or (iv) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde.

The provisions of this Section 4.3 shall survive Closing indefinitely.
V. CLOSING
5.1    Closing Date. The “Closing Date” for purposes of this Agreement shall be September 15, 2016, or such earlier date as may be agreed upon, in writing, by the Sellers and Purchaser; subject, however, to the Sellers’ and Purchaser’s rights to extend the Closing Date as set forth in Section 12.13 herein. Sellers and Purchaser shall each have the right to delay the Closing Date to a date not more than seven (7) days after the date set forth in the preceding sentence (such right to be exercised by written notice from the extending party to the other parties not less than four (4) days prior to the Closing Date set forth in the preceding sentence).
5.2    Action Prior to the Closing Date by Sellers    . The Sellers agree that, provided Purchaser has complied with its obligations under Section 5.3 hereof, on or before 2:00 p.m. on the Closing Date, the Sellers will deposit with Escrow Agent the following items and instruments (executed and acknowledged, if appropriate):
5.2.1    For each Property, a special warranty deed in the form attached hereto as Exhibit C, prepared and executed by the Seller that owns such Property (collectively, the “Deeds”);
5.2.2    For each Property, two (2) duplicate originals of a Bill of Sale, in the form and content attached hereto as Exhibit D, prepared and executed by the Seller that owns such Property (“Bill of Sale”);
5.2.3    For each Property, two (2) duplicate originals of an Assignment of Intangible Property, in the form and content attached hereto as Exhibit E, prepared and executed by the Seller that owns such Property (“Assignment of Intangibles”);
5.2.4    For each Property, two (2) duplicate originals of an Assignment and Assumption of Contracts and Licenses, in the form and content attached hereto as Exhibit F, prepared and executed by the Seller that owns such Property (“Assignment of Contracts and Licenses”);
5.2.5    For each Property, two (2) duplicate originals of an Assignment and Assumption of Leases, in the form and content attached hereto as Exhibit G, prepared and executed by the Seller that owns such Property (“Assignment of Leases”);
5.2.6    For each Seller, a non-foreign affidavit signed by such Seller, in the form attached hereto as Exhibit H (“Non-Foreign Affidavits”) any state tax withholding affidavits as applicable, and an IRS Form 1099;
5.2.7    All transfer tax and other tax returns, if any, which any Seller is required by law to execute and acknowledge and to deliver, either individually or together with Purchaser, to any governmental authority as a result of the sale;
5.2.8    For each Property, (i) three (3) duplicate originals of an owner’s affidavit, in the form and content attached hereto as Exhibit J-1, prepared and executed by the Seller that owns such Property (“Owner’s Affidavit”) and (ii) such other instruments and materials as the Title Company may require from Seller (as set forth in the Title Commitments or in writing from the Title Company to Seller (or to Purchaser, and thereafter delivered to Seller) prior to the Effective Date) in order to issue to Purchaser Owner’s Policies of Title Insurance in accordance with Section 8.2.8 below (excepting only those instruments and materials that Purchaser is required to deliver to the Title Company as set forth in such Section 8.2.8);
5.2.9    All of the plans (including “as built” plans), drawings, blueprints and specifications relating to the Properties and Sellers’ tenant files where available, which are in any Sellers’ possession or control, other than any plans, drawings, blueprints or specifications that constitute Excluded Documents;
5.2.10    All written warranties in possession or control of each Seller, if any, of manufacturers, suppliers and contractors in effect on the Closing Date;
5.2.11    All keys to each Property in the possession or control of such Property’s Seller (which will be available at such Property);
5.2.12    (a) A closing statement prepared by Seller or the Escrow Agent, a draft of which the Sellers shall deliver no less than three (3) Business Days prior to Closing, reasonably approved by the Sellers and the Purchaser and executed by each Seller setting forth, among other things, all prorations, credits, costs or other adjustments to be made at Closing under this Agreement with respect to such Seller’s Property (or each of such Seller’s Properties) individually (an “Individual Closing Statement”), and (b) a closing statement (the “Consolidated Closing Statement”) prepared by the Escrow Agent and reasonably approved by the Sellers and Purchaser setting forth, among other things, the consolidated prorations, credits, costs or other adjustments reflected in each of the Individual Closing Statements and, in addition, all other payments to and from Escrow in connection with the purchase and sale of the Properties; provided, however, that is acknowledged and agreed that any Individual Closing Statement prepared by Seller shall only be required to include the prorations and other matters described in Section 5.5 below;
5.2.13    The Sellers’ Survey Certification in the form attached hereto as Exhibit J-2, as well as all other documents reasonably required by the Title Company (including without limitation, evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction contemplated hereby have been obtained by the Sellers), each in form and substance reasonably acceptable to the Sellers;
5.2.14    For each Property, a notice to the Tenants and licensees of such Property, in the form and content attached hereto as Exhibit I, prepared and executed by the Seller that owns such Property (collectively, the “Notices to Tenants”);
5.2.15    To the extent not previously delivered to Purchaser, originals (or copies, if originals are not available) of the Due Diligence Materials relating to such Seller’s Property or Properties (including, to the extent available, originals of all Leases, Assumed Contracts, and Permits and copies of all Tenant correspondence and billing files and records relating to such Seller’s Property or Properties);

5.2.16     A certification in the form attached hereto as Exhibit O-1 executed by the Sellers;
5.2.17    No later than five (5) Business Days prior to Closing, a current rent roll for each of the Properties, each showing all Leases for such Property as of the date thereof, which rent roll shall be (x) in the form utilized by each Seller in the ordinary course of its business and (y) delivered without any other representation or warranty, except as set forth in Section 7.2;
5.2.18    To the extent received by Seller(s) but not previously delivered to Purchaser, originals of the Tenant Estoppel Certificates and the Licensee Estoppel Certificates;
5.2.19    Originals of the Seller Lease Estoppel Certificates and the Seller License Estoppel Certificates, each to the extent required pursuant to the terms of this Agreement; and
5.2.20    Such other instruments or documents as are expressly required by this Agreement to be delivered by a Seller at Closing or may be reasonably necessary to effect or carry out the covenants and obligations to be performed by the Sellers pursuant to this Agreement.
5.3    Action Prior to the Closing Date by Purchaser. Purchaser agrees that on or before 2:00 p.m. on the Closing Date, Purchaser will deposit with Escrow Agent the Closing Payment and, in addition, the following items and instruments (executed and acknowledged, if appropriate):
5.3.1    To the extent that applicable law requires that the Deeds, transfer tax or other tax forms, or recording forms be executed by the grantee, such instruments, executed by Purchaser and acknowledged in the presence of a Notary Public in accordance with the laws of the state in which the applicable Property is located;
5.3.2    For each Property, two (2) fully executed duplicate originals of the applicable Assignment of Contracts and Licenses, executed by Purchaser;
5.3.3    For each Property, two (2) fully executed duplicate originals of the applicable Assignment of Leases, executed by Purchaser;
5.3.4    An executed counterpart of the Consolidated Closing Statement and each Individual Closing Statement;
5.3.5    For each Property, two (2) fully executed duplicate originals of the applicable Assignment of Intangibles, executed by Purchaser;
5.3.6    For each Property, two (2) fully executed duplicate originals of the applicable Bill of Sale, executed by Purchaser;
5.3.7    Such other instruments or documents as are expressly required by this Agreement to be delivered by Purchaser at Closing or as may be reasonably necessary to effect or carry out the covenants and obligations to be performed by Purchaser pursuant to this Agreement;

5.3.8    A certification in the form attached hereto as Exhibit O-2 executed by the Purchaser; and
5.3.9    All other documents consistent with the express provisions of this Agreement and reasonably required by the Title Company (including without limitation, evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction contemplated hereby have been obtained by the Purchaser), each in form and substance reasonably acceptable to the Purchaser.
5.4    Recording of Deeds. Subject to Section 8.3 below, Escrow Agent will cause the Deeds to be dated as of the Closing Date and recorded in the Official Records, and all other Closing Documents deposited with Escrow Agent to be dated as of the Closing Date, when (but in no event after the Closing Date) Escrow Agent holds for the account of the Sellers and Purchaser all items and funds (if any) to be delivered to the Sellers and Purchaser through the Escrow, after payment of costs, expenses, disbursements and prorations chargeable to the Sellers or Purchaser pursuant to the provisions of this Agreement.
5.5    Prorations. The Sellers shall provide the information required to prepare estimated Individual Closing Statements and the Consolidated Closing Statement to Purchaser for review at least five (5) Business Days prior to the Closing Date. Purchaser shall notify Seller within two (2) Business Days after its receipt of such information of any items which Purchaser disputes, and the parties shall attempt in good faith to reconcile any differences not later than one (1) day before the Closing Date. The following items are to be prorated, adjusted or credited (as appropriate) as of 12:01 a.m. on the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed to be the owner of the Properties on the Closing Date. Unless otherwise expressly set forth in this Section 5, payments with respect to prorations shall be made on a cash, or as-collected, basis (as opposed to an “accrual” basis or otherwise), provided, however, that the parties hereto acknowledge that the allocable shares of certain of the items to be prorated pursuant to this Section 5.5 shall be determined on an accrual basis (for example, and by way of example only prorated Rent shall be allocated to each of Seller and Purchaser on the basis of pre-Closing and post-Closing periods, but payments in respect of such prorations shall be made on an “As-collected” basis, as otherwise provided in this Section 5.5).
5.5.1    Taxes. With respect to each Property, all non-delinquent real estate and personal property general and special taxes and assessments for such Property for the current assessment year of the applicable taxing authority in which the Closing Date occurs shall be prorated as of the Closing Date. If the exact amount of taxes is not known at Closing, the proration will be based on the amount of taxes most recently charged to Tenants at the applicable Property as Additional Rent (adjusted as necessary to derive the taxes for the entire Property from such amounts) and shall be adjusted once actual figures become available after Closing, as part of the Final Closing Adjustment. Notwithstanding anything to the contrary in this Agreement, (i) each Seller shall retain all right, title and interest in and to any and all property tax (both real property and personal property) refunds and claims for refunds with respect to its Properties for any period prior to the Closing Date, and (ii) each Seller is responsible for all taxes attributable to a taxable period (or portion thereof) ending on or before the Closing Date. Each Seller shall have the right to continue and control any contest of any taxes or assessments for its Property or Properties due and payable during all tax years prior to the tax year in which Closing occurs, except that Sellers shall have no right to (x) initiate the contest of any taxes or assessments after the Effective Date if such contest relates to or impacts taxes for which Purchaser is responsible hereunder or (y) settle or compromise any pending contest of taxes or assessments, to the extent pertaining to or adversely impacting the period from and after the Closing or could reasonably be expected to adversely impact the tax liability of Purchaser. Purchaser shall have the right to control any contest of any taxes or assessments for the Properties due and payable during the current tax year in which Closing occurs, if any, and all tax years thereafter. Each Seller and Purchaser shall each reasonably cooperate with the other in connection with such contests. With respect to each Property, Purchaser and such Property’s Seller shall be equally responsible for, and shall pay equal portions of, all sales, use and other transfer taxes imposed in connection with the sale and transfer of the Personal Property and the Intangible Property (i.e., Purchaser shall pay 50% and such Property’s Seller shall pay 50%).
5.5.2    Utility Service. To the extent commercially reasonable and practicable, the Sellers and Purchaser shall obtain billings and meter readings as of the Business Day preceding the Closing Date to aid in the proration of charges for gas, electricity and other utility services which are not the direct responsibility of Tenants. If such billings or meter readings as of the Business Day preceding the Closing Date are obtained, adjustments for any costs, expenses, charges or fees shown thereon shall be made in accordance with such billings or meter readings. If such billings or meter readings as of the Business Day preceding the Closing Date are not available for a utility service, the charges therefor shall be adjusted at the Closing on the basis of the per diem charges for the most recent prior period for which bills were issued and shall be further adjusted at the Final Closing Adjustment on the basis of the actual bills for the period in which the Closing takes place. Each Property’s Seller shall receive a credit at Closing for the Utility Deposits, if any, that are transferred or made available to Purchaser and that are held by applicable utility companies for the account of such Seller in respect of services provided to such Seller’s Property or Properties. Purchaser shall arrange for placing all utility services and bills in its own name as of the Closing Date.
5.5.3    Security Deposits. Purchaser shall be credited with and the Sellers shall be charged with an amount equal to all cash Security Deposits being held by or on behalf of all Sellers, Sellers’ managing agent or any other Person under the Leases or Licenses. The Sellers shall be entitled to retain all Security Deposits or other such credits due Tenants or licensee for which Purchaser receives credit and the Sellers are charged pursuant to this Section 5.5.3. Sellers agree not to apply any Security Deposits held as of the Effective Date under Leases or Licenses on account of arrearages existing as of the Closing Date. Each Seller shall, at its sole cost and expense, use commercially reasonable efforts to cause the issuer of any letters of credit or other instruments held by such Seller in lieu of a cash Security Deposit to transfer such letters of credit or other instruments to the Purchaser at or promptly after Closing.
5.5.4    Operating Expenses. All Operating Expenses shall be prorated between the Sellers and Purchaser as of the Closing Date, based on the actual number of days in the month during which the Closing Date occurs for monthly expenses, and based on a 365 day year for annual expenses. The Sellers shall be responsible for all Operating Expenses attributable to the period before the Closing Date and Purchaser shall be responsible for all Operating Expenses attributable to the period on and after the Closing Date.

5.5.5    Miscellaneous Permits and Taxes. Except as covered by the terms of Section 5.5.1 above, with respect to each Property, all water and sewer charges, taxes (other than ad valorem property taxes), including license taxes or fees for licenses which are assignable or transferable without added cost and have a value which will survive Closing, and any unpaid taxes payable in arrears, shall be prorated as of the Closing Date. Each Property’s Seller will be credited for that portion of taxes and fees paid by such Seller allocable to the period after the Closing Date.
5.5.6    Assumed Contracts. With respect to each Property, all payments and receipts, as applicable, under the Assumed Contracts shall be prorated between Purchaser and such Property’s Seller as of the Closing Date. Such Seller shall receive a credit for all prepayments and deposits thereunder.
5.5.7    Leasing Commissions, Tenant Improvements and Rental Abatements.
(a)    Each Seller shall pay at or prior to the Closing Date, or shall give Purchaser a credit at Closing, for (i) the then-outstanding Lease Expenses (as set forth in the Updated Disclosure to Disclosure Schedule 2-4, and including, by way of clarification, Lease Expenses that are not yet due and payable) to which such Seller has committed under the terms of any Lease or License, or any Lease or License modification, extension or renewal entered into prior to the Effective Date (excluding, however, Lease Expenses expressly contemplated to be Purchaser’s obligation pursuant to Section 5.5.7(b)); and (ii) the then-outstanding Lease Expenses (as set forth in the Updated Disclosure to Disclosure Schedule 2-4, and including, by way of clarification, Lease Expenses that are not yet due and payable) due in connection with any Lease or License or any Lease or License modification, extension or renewal, if any, that is executed on or after the Effective Date and with respect to which Purchaser has not provided its express written approval (excluding, however, Lease Expenses expressly contemplated to be Purchaser’s obligation pursuant to Section 5.5.7(b)).
(b)    Purchaser shall pay for (and shall not receive a credit at Closing for) (i) Lease Expenses due in connection with any Lease or License or any Lease or License modification, extension or renewal that is executed on or after the Effective Date as and to the extent same have been expressly approved by Purchaser in writing hereunder, and (ii) Lease Expenses that become due with respect to the exercise by a Tenant or licensee on or after the Effective Date of an extension, expansion or renewal option to which such Tenant or licensee was entitled under the terms of its Lease or License, as applicable, as of the Effective Date. If Seller has paid for any Lease Expenses that are Purchaser’s obligation pursuant to the express terms of this Section 5.5.7(b), Purchaser shall provide a credit to Seller in the amount of such payment at Closing, but only as and to the extent: (i) such Lease Expense is required to be paid prior to Closing; (ii) Seller pays such Lease Expense prior to Closing; and (iii) Tenant, licensee or any other applicable recipient of such Lease Expense payment, as applicable, confirms in writing that such Lease Expense has been paid in satisfaction of such obligation (or, in lieu thereof, Seller delivers to Purchaser evidence of Seller’s payment to the applicable recipient of such Lease Expense in the form of either a cancelled check cashed by such recipient or a federal reference number confirming the wire of funds to such recipient).

(c)    Effective as of the Closing Date, Purchaser shall honor and assume all covenants and obligations to be performed by each Seller as landlord under the Leases or Licenses, as applicable, including any Lease Expenses.
5.5.8    Other Income. With respect to each Property, all income not specifically addressed in this Section 5.5 and derived by such Property’s Seller from such Property, to the extent such income accrues before the Closing Date, shall be paid to such Seller (it being acknowledged that payments in respect of such income shall only be made on an “as and when collected” basis). All income not specifically addressed in this Section 5.5 and derived by such Seller from such Property accruing or relating to the period on and after the Closing Date shall be paid to Purchaser.
5.5.9    Other Expenses. With respect to each Property, all expenses and monetary obligations not otherwise specified in this Section 5.5, incurred in the ownership or operation of such Property and for which Purchaser is assuming responsibility on and after Closing pursuant to the express terms of this Agreement and/or the Closing Documents shall be prorated between such Property’s Seller and Purchaser as of the Closing Date.
5.5.10    Rent. Basic Rent and Additional Rent shall be prorated at the Closing in accordance with the following provisions (it being acknowledged that (i) payments in respect of such Basic Rent and Additional Rent shall only be made on an “as and when collected” basis and (ii) all income derived from Licenses shall be prorated in accordance with the following provisions, as if such income was received by the Seller or Purchaser as Basic Rent hereunder):
(a)    Basic Rent. Subject to Section 5.5.10(c), Basic Rent shall be prorated between each Seller and Purchaser as of the Closing Date based on the actual number of days in the month during which the Closing Date occurs. Each Seller shall be entitled to all Basic Rent which accrues before the Closing Date and Purchaser shall be entitled to all Basic Rent which accrues on and after the Closing Date, in each case, whether payable in advance or in arrears.
(b)    Additional Rent. Subject to Section 5.5.10(c), monthly or other payments made by Tenants in advance based upon projected or estimated Additional Rent shall be prorated between each Seller and Purchaser as of the Closing Date based on the actual Additional Rent collected as of the Closing and the actual number of days in the monthly or other period for which the advance payment is made. Such proration shall be made separately for each Tenant which is obligated to pay Additional Rent on the basis of the fiscal year set forth in the Tenant's Lease for the determination and payment of Additional Rent. Each payment of Additional Rent that is prorated pursuant to this Section 5.5.10(b), and the applicable Tenant’s payments of Additional Rent made prior to or after such prorated payment for the same calendar year or other fiscal period during which a year-end reconciliation of Additional Rent is required by the applicable Lease, shall be adjusted as part of the Final Closing Adjustment as provided below in Section 5.5.11.
(c)    Delinquent Rent. Delinquent Rent (including delinquent Additional Rent) shall not be prorated at Closing and shall be paid by Purchaser to the applicable Seller if, as and when actually collected by Purchaser after the Closing, it being understood and agreed that Purchaser shall use commercially reasonable efforts to collect Delinquent Rent on behalf of each Seller. Rent (including Additional Rent, if and to the extent expressly identified as Additional Rent)

collected after the Closing but during the calendar month during which the Closing occurs shall be applied (i) first to Rent due in the month of Closing and (ii) then to Rent due in respect of periods prior to the Closing (including Delinquent Rent). Rent (including Basic Rent and Additional Rent) collected after the calendar month during which the Closing occurs shall be applied (i) first to Rent due in respect of periods from and after the Closing and (ii) then to Rent due in respect of periods prior to the Closing (including Delinquent Rent). Delinquent Rent collected by the Sellers or Purchaser after the date of Closing shall be delivered as follows: (i) if any Seller collects any unpaid or delinquent rent for the Property, such Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent to which Purchaser is entitled hereunder relating to the period commencing on the date of Closing, and (ii) if Purchaser collects any unpaid or delinquent rent from any Property (and after the payment of all Rent and other amounts due to Purchaser from the applicable Tenant, which payments shall be applied in accordance with the terms of the two immediately preceding sentences), Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to the Seller of such Property any such rent to which such Seller is entitled hereunder relating to the period prior to the date of Closing.
(d)    Rents Due in Arrears. The parties hereby acknowledge and agree that with respect to any Lease or License as to which the United States of America (or any instrumentality or agency thereof) is the Tenant or licensee (as applicable) and pursuant to which Rent is payable in arrears, the provisions of Section 5.5.10(c) shall be applied such that: (x) Rent received during the month in which Closing occurs (but only as and to the extent the same relates to the immediately preceding calendar month) shall belong entirely to Seller; and (y) Rent received during the month in which Closing occurs (as and to the extent such Rent does not relate to the immediately preceding calendar month) and months after the month in which Closing occurs shall be prorated and allocated among Purchaser and Seller in the same manner in which Rent is otherwise adjusted as set forth in Section 5.5.10(c) above.

5.5.11    Final Closing Adjustment. No later than one (1) year following the Closing Date, the Sellers and Purchaser shall make a final adjustment to the prorations made pursuant to this Section 5 (the “Final Closing Adjustment”). The Final Closing Adjustment shall be made in the following manner:
(a)    General. All adjustments or prorations which could not be determined at the Closing because of the lack of actual statements, bills or invoices for the current period, the year-end reconciliation of Additional Rent, or any other reason, shall be made as a part of the Final Closing Adjustment. Any net adjustment in favor of Purchaser shall be paid in cash by the Sellers to Purchaser no later than thirty (30) days after the Final Closing Adjustment. Any net adjustment in favor of the Sellers shall be paid in cash by Purchaser to the Sellers no later than thirty (30) days after the Final Closing Adjustment. Without limiting the foregoing, the parties shall correct any manifest error in the prorations and adjustments made at Closing promptly after such error is discovered.
(b)    Additional Rent Adjustment. Each Seller and Purchaser shall prorate the actual amount of Additional Rent paid by each Tenant at such Seller’s Property for such Tenant’s applicable fiscal year (“Tenant’s Fiscal Year”) as follows:

(i)    The Seller shall be entitled to the portion of the actual amount of Additional Rent paid by the Tenant equal to the product obtained by multiplying such amount by a fraction, the numerator of which is the number of days in the Tenant’s Fiscal Year preceding the Closing Date and the denominator of which is the total number of days in the Tenant’s Fiscal Year; and
(ii)    Purchaser shall be entitled to the balance of the Additional Rent paid by the Tenant.
(iii)    If the sum of all interim payments of Additional Rent collected and retained by the Seller from the Tenant for the Tenant's Fiscal Year (reduced by the pro-rated portion of the interim payment on account of Additional Rent paid for the month or quarter in which the Closing Date occurs for which Purchaser is given credit pursuant to Section 5.5.10(b)) exceeds the amount of such Additional Rent to which the Seller is entitled with respect to such Tenant pursuant to subparagraph (i) above, the Seller shall pay such excess to Purchaser. If the sum of all interim payments of such Additional Rent collected and retained by Purchaser from each Tenant for the Tenant's Fiscal Year (increased by a pro-rated portion of the interim payment on account of Additional Rent paid for the month or quarter in which the Closing Date occurs for which Purchaser is given credit pursuant to Section 5.5.10(b)) exceeds the amount of Additional Rent to which Purchaser is entitled with respect to such Tenant pursuant to subparagraph (ii) above, Purchaser shall pay the excess to the Seller. The adjustment of interim payments received and actual Additional Rent paid shall be made separately for each Tenant and for each type of Additional Rent.
(c)    No Further Adjustments. Except for: (i) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax appeals or contests, (ii) any item of Additional Rent which may be contested by a Tenant or (iii) manifest errors, the Final Closing Adjustment shall be conclusive and binding upon the Sellers and Purchaser, and the Sellers and Purchaser hereby waive any right to contest after the Final Closing Adjustment any prorations, apportionments or adjustments to be made pursuant to this Section 5.
5.5.12    General Provisions. The computation of the adjustments shall be jointly prepared by the Sellers and Purchaser. In the event any prorations or apportionments made under this Section 5.5 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same in accordance with the remaining terms of this Section 5.5.12. For proration purposes, the day that falls on the Closing Date shall be charged to Purchaser.
5.5.13    Survival. The provisions of this Section 5.5 shall survive Closing for a period of thirteen (13) months.

5.6    Closing Costs. With respect to each Property, Purchaser shall bear the cost of (i) the title searches and preparation of the Title Commitments prepared by the Title Company, and the premium for Purchaser’s title policies and any and all endorsements requested by Purchaser or its lender; (ii) updating the Survey for each Property if Purchaser so elects; (iii) one-half (1/2) of the documentary transfer taxes and the recording fee for the Deeds; (iv) one-half (1/2) of all escrow and closing fees relating to the sale of such Property; (v) all escrow and closing fees relating to Purchaser’s financing; and (vi) any mortgage taxes or recording fees for any mortgages securing Purchaser’s financing. With respect to each Property, such Property’s Seller shall bear the cost of (i) any commission due to Broker (as defined in Article X); (ii) one-half (1/2) of the documentary transfer taxes and the recording fee for the Deeds; (iii) and one-half (1/2) of all escrow and closing fees relating to the sale of such Property (but not in connection with any financing by Purchaser, which shall be paid solely by Purchaser); and (iv) the costs of the Title Commitments prepared by the Title Company on behalf of Seller. Each party shall pay its own attorneys’ fees pertaining to the sale of the Properties. All other costs pertaining to the sale of each Property shall be allocated as is customary for real estate transactions where such Property is located. The parties agree to cooperate in all reasonable respects to minimize all such costs, premiums, taxes, and fees.
5.7    Distribution of Funds and Documents Following Closing. The conditions to the closing of Escrow shall be Escrow Agent’s receipt of funds and documents described in Sections 5.2 and 5.3 above, and written authorization from the Sellers and Purchaser to proceed with the Closing in accordance with the Closing Instructions. Upon satisfaction of the above conditions, Escrow Agent shall distribute the documents described in Sections 5.2 and 5.3 above in accordance with the Closing Instructions and shall take all other actions authorized by the Escrow Agreement upon closing.
5.8    Possession. Purchaser shall be entitled to sole possession of each Property on the Closing Date, subject to the Permitted Exceptions.
VI. ADDITIONAL COVENANTS AND INDEMNITIES
6.1    Purchaser’s Indemnity. With the exception of items for which Purchaser is expressly indemnified hereunder, Purchaser covenants and agrees to defend, indemnify, protect, and hold harmless the Sellers and the Seller Related Parties from and against any and all Claims arising from the acts and omissions of Purchaser and its agents, employees and contractors occurring in connection with or as a result of, any inspections, tests or examinations of or to any of the Properties, provided that Purchaser shall not be liable or responsible for the mere discovery or immaterial displacement of a pre-existing condition at any Property. This indemnity shall survive only until the date that is three (3) years after the Effective Date.
6.2    Seller Covenants. Each Seller covenants to Purchaser as follows with respect to each of the Properties:
6.2.1    Continued Care and Maintenance. Prior to Closing, such Seller agrees: (i) to continue its care, maintenance and operation of its Property on substantially the same standards as employed by such Seller to date; (ii) not to terminate, change, amend or modify materially any

Lease, License or any Contract (except that Seller shall have the right to: (x) enter into any Lease renewals, amendments, modifications or extensions of existing Leases evidencing or reflecting the exercise by any Tenant of any expressly existing rights or options, the terms of which are fixed or determinable as of the Effective Date, under any existing Lease; and (y) the terminate, change, amend or modify any Contract that is not an Assumed Contract); (iii) not to make any substantial or material alterations or changes to any of such Seller’s Property, other than ordinary and necessary maintenance and repairs, without Purchaser’s prior written approval (provided, however, such Seller may make any alterations or changes to the Property that are required by any Lease or by applicable law without Purchaser’s prior approval); and (iv) to maintain in effect all policies of casualty and liability insurance or similar policies of insurance, with no less than the limits of coverage now carried with respect to such Seller’s Property. Nothing contained herein shall prevent such Seller from acting to prevent loss of life, personal injury or property damage in emergency situations, or prevent such Seller from performing any act with respect to such Seller’s Property which may be required by any Lease, applicable law, rule or governmental regulations, provided that such Seller shall notify Purchaser of any emergency situations as soon as reasonably possible thereafter.
6.2.2    Leasing/Licensing of the Property. Prior to the execution of any new Leases or Licenses for the Property or the renewal, amendment, modification or extension of any existing Leases or Licenses for the Property, such Seller shall give written notice of its intent to do so to Purchaser. Such notice shall include the amount of space involved, the length of the lease term, the proposed financial terms thereof (including any rent abatement periods), the amount of any Leasing Commission, any TI Obligations, and a copy of the form of Lease, License, amendment or other document to be executed. Such Seller shall not enter into any new Lease or License, or any extension or renewal of any existing Lease or License, without Purchaser’s prior written consent, which consent may be withheld in Purchaser’s sole and absolute discretion (but which consent may be conclusively evidenced in correspondence to Seller by electronic mail from Robert Swennes (robert.swinnes@brookfield.com)). Purchaser shall use commercially reasonable efforts to notify such Seller of Purchaser’s objection, if any, to any such proposed Lease or extension or renewal of any existing Lease, within five (5) Business Days of Purchaser’s receipt of any notice provided pursuant to the first sentence of this Section 6.2.2, but Purchaser’s failure to provide such objection shall in no event constitute approval thereof or a default by Purchaser hereunder. Notwithstanding the foregoing (a) Purchaser’s consent shall not be required for new Leases, new License and/or renewals, amendments, modifications or extensions of existing Leases or existing Licenses evidencing or reflecting the exercise by Tenants or licensees of any rights or options, the terms of which are fixed or determinable as of the Effective Date, under existing Leases and/or Licenses, as applicable; and (b) Purchaser acknowledges and agrees that the Leases, Licenses and the extensions, amendments, modifications or renewals of Leases and Licenses (if any) listed on Disclosure Schedule 2-3 have been approved by Purchaser. Nothing in this Agreement shall be interpreted to require any Seller to lease any additional space in its Property as a condition to the sale of such Property, and none of the Sellers shall have any obligation to enter into or to seek any Leases or Licenses for its Property prior to the Closing Date.
6.2.3    Tenant/Licensee Estoppel Certificates. Prior to Closing, each Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser from the Tenant under each Lease and from the licensee under each Required License of such Seller’s Property an estoppel certificate in substantially the form attached hereto as Exhibit L-1, with respect to Leases, and in substantially the form attached hereto as Exhibit L-3, with respect to Required Licenses, or, if any Lease or License, as applicable, requires a different form, in the form required by such Lease or License, all dated no more than thirty (30) days prior to the Closing Date (each such estoppel certificate from a Tenant under Lease, a “Tenant Estoppel Certificate”, and each such estoppel certificate from a licensee under a Required License, a “Licensee Estoppel Certificate”). None of the Sellers shall be in default for failure to obtain any Tenant Estoppel Certificates or Licensee Estoppel Certificate so long as such Sellers have used commercially reasonable efforts to obtain such Tenant Estoppel Certificates and Licensee Estoppel Certificates as required herein, but such failure may be a failure of the condition precedent to Closing set forth in Section 8.2.5 and/or Section 8.2.6, as applicable.
6.2.4    Prior to Closing, the Seller(s) of the Property encumbered thereby shall use commercially reasonable efforts to obtain and deliver to Purchaser an estoppel certificate with respect to recorded instruments referred to in Disclosure Schedule 13, which estoppel certificate shall be in the form attached hereto as Exhibit M, or, if such instrument requires a different form, in the form required by instrument, dated no more than thirty (30) days prior to the Closing Date. The recorded instruments referred to in the immediately preceding sentence are collectively referred to as the “Required REAs”; the estoppel certificates respecting such Required REAs are collectively referred to as the “REA Estoppel Certificates”. None of the Sellers shall be in default for failure to obtain such estoppel certificates so long as such Sellers have used commercially reasonable efforts to obtain the same.
6.2.5    Completion of Landlord Work. Sellers are currently performing the Landlord Work. Seller represents and warrants that (x) upon completion of the work contemplated under the Work Agreements in accordance with such Work Agreements, and the payment of amounts expressly required to be paid pursuant to the Work Agreements, all Landlord Work shall be completed in accordance with the applicable Lease or License pursuant to which such Landlord Work is undertaken and (y) all Work Agreements are freely assignable by Sellers to Purchaser, at no cost or expense to Purchaser. From and after the Effective Date and until the Closing, Sellers shall continue to diligently perform (and cause the third-party contractors under the Work Agreements to continue to diligently perform) the Landlord Work pursuant to the Work Agreements and timely make all payments required to be made under the Work Agreements as such payments become due and payable prior to Closing. Sellers shall at all times use their commercially reasonable efforts to cause Completion of Landlord Work to occur prior to the Closing, in respect of all Landlord Work. In the event that Completion of Landlord Work (or any portion thereof) has not occurred as of the Closing Date, then, at the Closing: (a) Seller shall deliver to Purchaser at Closing (i) a certification from Sellers: (1) of all work that that has not then been completed under the Work Agreement(s), (2) of all amounts that have been paid under the Work Agreement(s) (which shall be accompanied by all applicable lien waivers and other evidence of payment in Sellers possession), (3) that no amounts are then due and payable under the Work Agreement(s), (4) of Sellers’ good faith estimate of all amounts that may become due and payable under the Work Agreement(s) at any time on and after the Closing (including without limitation, the cost (inclusive of all fees and expenses) required to complete the Landlord Work (or applicable portion(s) thereof) that is the subject of the applicable Work Agreement(s)), (5) that neither Seller nor any third party contractor is in default under the

Work Agreement(s), (6) that Seller is not in default under any Lease or License, as applicable, in respect of any applicable Landlord Work and (7) describing, in reasonable detail, any discussions or other feedback from the Tenant or licensee, as applicable, with respect to the Landlord Work that has then been undertaken, or that remains to be completed and (ii) a certification from the third party contractor under each Work Agreement (as to which Completion of Landlord Work has not occurred): (1) of all work that that has not then been completed under the Work Agreement(s), (2) that no amounts are then due and payable under the Work Agreement(s), (3) of such contractor’s good faith estimate of all amounts that may become due and payable under the Work Agreement(s) at any time on and after the date of such certification (including without limitation, the cost (inclusive of all fees and expenses) required to complete the Landlord Work (or applicable portion thereof) that is the subject of the applicable Work Agreement), and (4) that neither Seller nor any third party contractor is in default under the Work Agreement(s). At the Closing: (I) Purchaser shall receive a credit against the Purchase Price in an amount equal to one hundred twenty-five percent (125%) of the greater of the amounts described in clauses (i)(4) and (ii)(3) above; (II) Seller shall deliver to Purchaser all materials in Seller’s possession or control relating to all Landlord Work that has not been completed and all Work Agreements; and (III) all Work Agreements as to which Completion of Landlord Work has not yet occurred shall constitute “Assumed Contracts” for purposes of this Agreement (provided that the parties acknowledge and agree that the Purchaser’s willingness to assume such Work Agreements is based on, and in reliance on the truth, accuracy and completeness of the Sellers’ certification set forth above). Within thirty (30) days of the completion of Landlord Work under any Work Agreement that has been assumed by Purchaser hereunder, the Purchaser shall determine, reasonably and in good faith, the total cost of completing the Landlord Work (or any portion thereof) that remained incomplete as of the Closing Date (which costs shall include, without limitation, any costs incurred by Purchaser in respect of such Landlord Work both under the applicable Work Agreement, and otherwise). If (x) Purchaser determines that the amount credited to Purchaser at Closing under this Section 6.2.5 exceeds the cost of completion described in the immediately preceding sentence, then such excess shall be paid by Purchaser to the applicable Seller(s) within ten (10) days of such determination, and if (y) Purchaser determines that the amount credited to Purchaser at Closing under this Section 6.2.5 is less that the cost of completion described in the immediately preceding sentence, then such deficiency shall be paid by the applicable Seller(s) to Purchaser within ten (10) days of such determination. The terms of this Section 6.2.5 shall survive the Closing.
VII. REPRESENTATIONS AND WARRANTIES
7.1    Purchaser’s Representations and Warranties. Purchaser represents and warrants to the Sellers as follows:
7.1.1    Organization and Standing. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is, or on the Closing Date will be, duly qualified to do business in each state where such qualification is necessary with respect to all of the Properties, and has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it.

7.1.2    Due Authorization. The performance of this Agreement and the transactions contemplated hereunder by Purchaser have been duly authorized by all necessary action on the part of Purchaser, and this Agreement is binding on and enforceable against Purchaser in accordance with its terms. No further consent of any shareholder, creditor, board of directors, governmental authority or other party to such execution, delivery and performance hereunder is required. The person(s) signing this Agreement, and any document pursuant hereto on behalf of Purchaser, has full power and authority to bind Purchaser.
7.1.3    Lack of Conflict. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will violate any restriction, court order, judgment, law, regulation, charter, bylaw, instrument or agreement to which Purchaser is subject.
7.1.4    Solvency/Bankruptcy. Purchaser has not (i) made any general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made any offer of settlement, extension or compromise to its creditors generally. Furthermore, Purchaser has not taken against it any such actions.
7.1.5    ERISA. Purchaser does not hold the assets of any employee benefit plan within the meaning of 29 CFR 2501.3-101(a)(2).
7.1.6     OFAC. Neither the Purchaser nor, to Purchaser’s actual knowledge, any of its Affiliates, shareholders, beneficial owners, officers, directors, employees, agents or other third parties acting on behalf of any of the foregoing entities, is or has been in the last five (5) years: (i) a Sanctioned Person, (ii) organized, resident, or located in a Sanctioned Country, (iii) operating in, conducting business with, or otherwise engaging in dealings with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate Sanctions, or (iv) otherwise in violation of any Sanctions or anti-money laundering laws. The term “Sanctioned Person” shall mean any individual, entity, or vessel that is the subject or target of Sanctions, including: (a) any individual, entity, or vessel listed on any U.S. or other applicable sanctions-related restricted party list (including, without limitation, the U.S. Department of Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons), (b) any entity that is, directly or indirectly, fifty percent (50%) or greater owned, or otherwise controlled by, one or more individuals or entities described in (a) above, or (c) any national of a Sanctioned Country (excluding any such national that has taken up permanent residence outside the relevant Sanctioned Country). The term “Sanctioned Country” shall mean any country or region that is the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of the Ukraine, as may be amended from time to time). The term “Sanctions” shall mean all economic or financial sanctions, laws, measures, or embargoes administered or enforced by the United States (including by OFAC or the U.S. Department of State), Canada, or any other relevant sanctions-related governmental authority.
7.2    Sellers’ Representations and Warranties. Sellers represent and warrant to Purchaser as follows:

7.2.1    Organization and Standing; Ownership. Such Seller is (i) a limited liability company or a real estate investment trust, as reflected on Exhibit A-3 to this Agreement, (ii) duly organized under the laws of the state of its formation, is validly existing, and in good standing under the laws of such state, (iii) qualified or registered to do business in the state where its Property is located (or in the states where its Properties are located), and (iv) has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it. Except only for the Property(ies) that is/are owned directly by WashREIT, WashREIT is the sole direct or indirect beneficial owner of each Seller.
7.2.2    Due Authorization. (a) the performance of this Agreement and the transactions contemplated hereunder by such Seller have been duly authorized by all necessary action on the part of such Seller, and this Agreement is binding on and enforceable against such Seller in accordance with its terms; and (b) no further consent of any member, manager, creditor, governmental authority or other party to such execution, delivery and performance hereunder is required. The person(s) signing this Agreement, and any document pursuant hereto on behalf of the Sellers, has full power and authority to bind the Sellers.
7.2.3    Representations and Warranties Regarding Legal Matters:
(a)    Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will cause or constitute a violation of any restriction, court order, judgment, law, regulation, charter, bylaw or operating agreement to which such Seller is subject.
(b)    Neither such Seller nor any general partner or managing member of such Seller has (i) made any general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by such Seller’s or such general partner’s or managing member’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller’s or such general partner’s or managing member’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Seller’s or such general partner’s or managing member’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made any offer of settlement, extension or compromise to its creditors generally.
(c)    None of the Sellers or, to Seller’s knowledge, any of their respective Affiliates, shareholders, beneficial owners, officers, directors, employees, agents or other third parties acting on behalf of any of the foregoing entities, is or has been in the last five (5) years: (i) a Sanctioned Person, (ii) organized, resident, or located in a Sanctioned Country, (iii) operating in, conducting business with, or otherwise engaging in dealings with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate Sanctions, or (iv) otherwise in violation of any Sanctions or anti-money laundering laws. The Sellers have conducted reasonable due diligence on Tenants and licensees to ensure that Tenants and licensees are not Sanctioned Persons, and to ensure compliance with Sanctions and anti-money laundering laws.
(d)    No Seller has received any written notice of any pending condemnation proceeding or other proceeding in eminent domain with respect to any Property and to each Seller’s knowledge, there are no such pending or threatened proceedings.

(e)    Each Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.
7.2.4    Representations and Warranties Regarding the Properties:
(a)     Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will cause or constitute a violation of any restriction, court order, judgment, law, regulation, instrument, or agreement to which such Seller’s Property or Properties (or any portion thereof) are subject.
(b)    Except as listed on Disclosure Schedule 4 attached hereto, there are no demands, complaints, actions, suits, arbitrations, governmental investigations or other proceedings pending or, to such Seller’s actual knowledge, threatened against or affecting such Seller or its respective Property or Properties or any portion thereof (any of the foregoing, a “Proceeding”) and such Seller has not received written notice of any such Proceeding. If and to the extent any matter listed on Disclosure Schedule 4 represents a liability of Seller as landlord under the applicable Lease or as licensor under the applicable License, then such liability shall remain with Seller to the extent it relates to Seller’s period of ownership (consistent with the last sentences of each of Section 2.3 and Section 2.4). All Proceedings listed on Disclosure Schedule 4 and described as “Other Matters” are covered in full by insurance maintained by Sellers (subject to any applicable deductibles, which will be paid by Seller as and when applicable or required) and no insurer has challenged its obligation to provide insurance in respect of any such Proceedings.
(c)    Such Seller has not received written notice of any material default in respect of its obligations under any of the Assumed Contracts, the Licenses or the Leases.
(d)    Disclosure Schedule 2-1 contains a true, correct and complete list of all Leases in existence on the Effective Date for the Property or Properties owned by such Seller, including the name of each Tenant, the date of each Tenant’s Lease and all amendments, if any, thereto, the expiration date of each Lease, and the amount of any Security Deposit paid by the Tenant under each Lease. The copies of such Leases provided to Purchaser by such Seller are true, correct and complete copies of such Leases, including all amendments thereto. There are no Leases or other tenancies for any space in the Property or Properties owned by such Seller as of the Effective Date other than those set forth on Disclosure Schedule 2-1. There are no letters of credit or other similar financial instruments held in lieu of Security Deposits under any of the Leases, except as set forth on Disclosure Schedule 2-1. Such Seller does not warrant or represent that any particular Lease will be in effect on the Closing Date, provided that such Seller agrees to provide prompt written notice to Purchaser if any such Lease is no longer in effect prior to the Closing Date, other than Leases which have expired in accordance with their express terms (and which have not been terminated prior to the scheduled expiration). No Person (other than as set forth in Disclosure Schedule 2-1) has any option or right to acquire, occupy or lease the Properties or any part thereof.
(e)    Disclosure Schedule 11 sets forth a true and complete list, with respect to each of the Licenses, of the name of each licensee, the date of each License and all amendments, if any, thereto, and the expiration date of each License in existence on the Effective Date, as well the amount of any Security Deposit paid by the licensee under each such License. The copies of such Licenses provided to Purchaser prior to the Effective Date by such Seller are true, correct and complete copies of such Licenses, including all amendments thereto. Such Seller does not warrant or represent that any particular License will be in effect on the Closing Date, provided that such Seller agrees to provide prompt written notice to Purchaser if any such License is no longer in effect prior to the Closing Date other than Licenses which have expired in accordance with their express terms (and which have not been terminated prior to the scheduled expiration).
(f)    Except as set forth on Disclosure Schedule 2-3 and Disclosure Schedule 2-4 (as each of the same may be updated (x) in connection with Leases entered into by Seller pursuant to the express terms of this Agreement after the Effective Date and (y) as expressly set forth in the next succeeding sentence), there are no Lease Expenses under any Lease or License that are due as of the Closing Date or, as of the Effective Date, will become due after the Closing Date. Seller shall have the right to update and revise Disclosure Schedule 2-3 and/or Disclosure Schedule 2-4 prior to the Closing Date (each, an “Updated Disclosure”) provided that, any such Updated Disclosure shall only reflect Landlord Work and other Lease Expenses that have actually been completed and paid for by Seller prior to the effective date of such Updated Disclosure.
(g)    The Assumed Contracts enumerated on Disclosure Schedule 1, together with the Leases, Licenses and any agreements specifically included as a Permitted Exception hereunder, comprise all of the contracts which will affect the Seller’s Property and be binding upon Purchaser from and after the Closing. The Contracts enumerated on Disclosure Schedule 3, together with the Leases, Licenses and any agreements specifically referenced on Schedule B-II in the Title Commitments (and which are not also Required Cure Items), comprise all of the contracts which currently affect the Seller’s Property. The Seller has delivered true, correct and complete copies of all of such Contracts to Purchaser. The Seller is not in default under any of the Contracts. To such Seller’s knowledge, no contractor or vendor is in material default under any Contract affecting the Seller’s Property and no contractor or vendor has asserted in writing any defenses on the part of such contractor which would exist after the Closing Date based upon any defaults by the Seller under a Contract.
(h)    As of the Effective Date there do not exist any agreements pursuant to which such Seller will or may be required to pay a Leasing Commission with respect to space covered by the Leases, or as to any other space in the Property or Properties (including, without limitation, the Licenses), other than the agreements listed on Disclosure Schedule 2-2.
(i)    To such Seller’s actual knowledge, the Environmental Reports include all of the phase I and phase II environmental reports related to the Property or Properties owned by such Seller and in the possession or control of such Seller. Such Seller has not received a written notice from any governmental authority in which it is alleged that the Property or Properties of such Seller are not in compliance with Environmental Requirements, other than such notices as have been provided to the Purchaser.
(j)    Except as listed on Disclosure Schedule 4 attached hereto, such Seller has not received written notice from any government agency or any employee or official thereof alleging that the construction of the Property or Properties owned by such Seller or the operation or use of the same fails to comply with any Legal Requirement, or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance, and such Seller and has no actual knowledge of any such failure of compliance.
(k)    Seller has not received any written notice from any governmental authority of (x) a violation of any applicable law with respect to such Seller’s Property, or (y) noncompliance with zoning or other applicable federal, state or local requirements pertaining to the use, occupancy and operation of such Seller’s Property, which has not been cured or dismissed.
(l)    Attached hereto as Disclosure Schedule 9 is a true, correct and complete inventory of the Personal Property owned by such Seller. The Seller is the owner of such portion of the Personal Property as constitutes tangible property, free and clear of all liens, claims and encumbrances.
(m)    To the Sellers’ knowledge, the Due Diligence Materials once delivered or made available to Purchaser in accordance with the terms of this Agreement, have been delivered without intentional alteration or omission.
(n)    There are no employee benefit or collective bargaining contracts to which such Seller’s Property is subject that will bind the Property after the Closing Date. Purchaser is not assuming any liability with respect to any employees of the Seller or the Seller’s property manager, and the Seller shall retain all liability for compensation and benefits payable to any such employees. The Seller does not have any employees except those whose positions are set forth on Disclosure Schedule 10.
(o)    No Seller has received any written notice from any insurance company or underwriter of any defects that would render any of the Properties uninsurable.

7.3    Post Due Diligence Disclosures. Any Seller may amend and supplement the representations and warranties made by such Seller herein (each, a “Post Due Diligence Disclosure”), including, without limitation, by providing amendments or supplements to any schedule, or providing a new schedule, to this Agreement from time to time upon written notice to Purchaser and without Purchaser’s consent to the extent that (A) (i) the representations and warranties with respect to the matter disclosed by such Post Due Diligence Disclosure was true as of the Effective Date, (ii) such Post Due Diligence Disclosure is necessary in order for the applicable representation or warranty or the information disclosed therein to remain true, and (iii) no Seller had knowledge as of the Effective Date of the matter being disclosed in such Post Due Diligence Disclosure, and (B) the matter being disclosed in such Post Due Diligence Disclosure is not the result of any Seller’s default under this Agreement. Liabilities that are incurred (or reasonably may be expected to be incurred) or arise (or are reasonably expected to arise) as a result of events, circumstances, acts, omissions or states of facts disclosed in any Post Due Diligence Disclosure are referred to herein as “Supplemental Losses”. If the Supplemental Losses are equal to or less than $4,500,000, Purchaser shall proceed to Closing and receive a credit against the Purchase Price in the amount of the Supplemental Losses. If the Supplemental Losses exceed $4,500,000 (in which case, if Purchaser proceeds to Closing, Purchaser shall receive a credit against the Purchase Price at Closing equal to $4,500,000), Purchaser shall have the right to (i) proceed to Closing and waive the amount of such Supplemental Losses over $4,500,000, or (ii) to terminate this Agreement, in which event Purchaser shall be entitled to (x) a return of the Earnest Money Deposit plus (y) if such Post Due Diligence Disclosure is the result of a Seller Default, all Purchaser Costs, which amounts shall be paid by Seller in accordance with Section 9.2; and upon such payments and receipts, the parties shall have no further obligations hereunder except to the extent the same expressly survive termination of this Agreement.
7.4    Representations and Warranties Deemed Modified. If the Closing occurs: (a) each of the representations and warranties made by Purchaser herein shall be deemed modified if and to the extent necessary to reflect and be consistent with any facts or circumstances of which the Sellers have actual knowledge as of the Closing Date; and (b) each of the representations and warranties made by each Seller herein shall be deemed modified if and to the extent necessary to reflect and be consistent with any facts or circumstances of which Purchaser has actual knowledge as of the Closing Date.
7.5    Sellers’ Knowledge. Wherever the phrase “to Seller’s actual knowledge” or any similar phrase stating or implying a limitation on the basis of knowledge appears in this Agreement in respect of a Seller, such phrase means only the actual knowledge of Karen Clark, director of due diligence for WashREIT, and/or Mandy Wedin, asset manager of the Properties, in each case without any duty of inquiry (other than appropriate consultation by Karen Clark with all applicable Property management staff of Seller, including without limitation, with respect to the representations and warranties contained in this Agreement), any imputation of the knowledge of another, or independent investigation of the relevant matter by any individual(s), and without any personal liability. Wherever the phrase “in Seller’s possession”, “in the possession of Seller” or similar phrase appears in this Agreement, such phrase shall be deemed to mean only to the extent the material or other item referred to by such phrase is located at a Property or in the Sellers’ offices in Washington, DC.
7.6    Purchaser’s Knowledge. Wherever the phrase “to Purchaser’s actual knowledge” or any similar phrase stating or implying a limitation on the basis of knowledge appears in this Agreement in respect of Purchaser, such phrase means only the actual knowledge of Robert Swennes and/or Steven Ganeless, without any duty of inquiry, any imputation of the knowledge of another, or independent investigation of the relevant matter by any individual(s), personal liability.
VIII. CONDITIONS PRECEDENT TO CLOSING

8.1    Conditions to Sellers’ Obligations. The obligation of the Sellers to close the transaction contemplated hereunder shall be subject to the satisfaction of each of the following conditions precedent:
8.1.1    Each of Purchaser’s representations and warranties set forth in this Agreement shall be correct in all material respects as of the Closing Date as if made on and as of such date.
8.1.2    The Purchaser shall have deposited the Closing Payment, as well as the documents and instruments specifically listed in Section 5.3 hereof with Escrow Agent on or before the Closing Date.
8.1.3    Purchaser shall have performed all of its obligations under this Agreement required at or prior to Closing, in all material respects.
The foregoing conditions contained in this Section 8.1 are intended solely for the benefit of the Sellers. The Sellers shall at all times have the right to waive any condition precedent, provided that such waiver is in writing and delivered to Purchaser and Escrow Agent.
8.2    Conditions to Purchaser’s Obligations. The obligations of Purchaser to close the transaction contemplated hereunder shall be subject to the satisfaction of each of the following conditions precedent:
8.2.1    Each Seller’s representations and warranties set forth in this Agreement shall be correct in all material respects as of the Closing Date as if made on and as of such date;
8.2.2    The Sellers shall have deposited the documents and instruments specifically listed in Section 5.2 hereof with Escrow Agent on or before the Closing Date;
8.2.3    The Sellers shall have performed all of the Sellers’ obligations under this Agreement required to be performed at or prior to Closing, in all material respects.
8.2.4    The title of each Seller to its respective Property shall be subject to no Liens or Encumbrances other than Permitted Exceptions or those that Seller has Cured or made arrangements to Cure, to the satisfaction of Purchaser and the Title Company.
8.2.5    The Sellers shall have delivered to Purchaser Satisfactory Tenant Estoppel Certificates (as defined below) from Tenants so that there shall have been obtained Satisfactory Tenant Estoppel Certificates (x) from all Tenants that lease or otherwise occupy, pursuant to a Lease (or Leases), more than 20,000 square feet of Leased Space in the aggregate (such tenants collectively, the “Required Tenants”; such Satisfactory Tenant Estoppel Certificates collectively, the “Required Tenant’s Satisfactory Tenant Estoppel Certificates”) and (y) from Tenants covering, in the aggregate, not less than eighty percent (80%) of the Leased Space. The Sellers agree to provide Purchaser with completed Tenant Estoppel Certificates prior to delivery to the Tenants, which shall be subject to Purchaser’s approval not to be unreasonably withheld, conditioned or delayed. “Satisfactory Tenant Estoppel Certificate” shall mean any Tenant Estoppel Certificate that is executed by the applicable Tenant and which does not (i) allege therein any material default under the applicable Lease or any claim of offset, defense, counterclaim, or rent credit (other than as provided in the Lease), (ii) state any facts materially inconsistent with the applicable Lease or the rent rolls provided by the Sellers to Purchaser, or (iii) contain any other materially adverse information not contained in the completed form of such certificate as approved by Purchaser and delivered to the applicable Tenant. Notwithstanding the foregoing, any Seller shall have the right (but shall not be obligated to) substitute an estoppel certificate executed by such Seller (a “Seller Lease Estoppel Certificate”) containing the information set forth in the form of the Seller Estoppel Certificate attached hereto as Exhibit L-2 and such estoppel certificate shall have the same effect under this Section 8.2.5 as an estoppel certificate executed by the Tenant; provided, however, that Seller Lease Estoppel Certificates shall be permitted to cover not more than fifteen percent (15%) of the Leased Space, and provided further that no Seller Lease Estoppel Certificate may be given with respect to any Required Tenant’s Satisfactory Tenant Estoppel Certificate. If the applicable Tenant shall thereafter provide a Satisfactory Tenant Estoppel Certificate to Purchaser, then such Seller Estoppel Certificate shall thereupon be null and void and of no further force or effect.
8.2.6    The Seller’s shall have delivered Satisfactory Licensee Estoppel Certificates (as defined below) from all Required Licensees. The Sellers agree to provide Purchaser with completed Licensee Estoppel Certificates prior to delivery to the licensees, which shall be subject to Purchaser’s approval not to be unreasonably withheld, conditioned or delayed. “Satisfactory Licensee Estoppel Certificate” shall mean any Licensee Estoppel Certificate that is executed by the applicable Required Licensee and which does not (i) allege therein any material default under the applicable License or any claim of offset, defense, counterclaim, or rent credit (other than as provided in the License), (ii) state any facts materially inconsistent with the applicable License or Disclosure Schedule 11 attached hereto), or (iii) contain any other materially adverse information not contained in the completed form of such certificate as approved by Purchaser and delivered to the applicable Licensee. The Sellers shall use commercially reasonable efforts to obtain Licensee Estoppel Certificates from the Required Licensees. To the extent that the Sellers have not delivered to Purchaser Satisfactory Licensee Estoppel Certificates from each of the Required Licensees, Seller shall deliver to Purchaser an estoppel certificate executed by such Seller (a “Seller License Estoppel Certificate”), with respect to each licensee for which a Satisfactory Licensee Estoppel Certificate has not been delivered, each containing the information set forth in the form of the Seller License Estoppel Certificate attached hereto as Exhibit L-4. If the applicable licensee shall thereafter provide a Satisfactory Licensee Estoppel Certificate to Purchaser, then such Seller License Estoppel Certificate shall thereupon be null and void and of no further force or effect.
8.2.7    The Sellers shall have delivered Satisfactory REA Estoppel Certificates (as defined below) with respect to the Required REAs. The Sellers agree to provide Purchaser with completed REA Estoppel Certificates prior to delivery thereof to the applicable signatory, which shall be subject to Purchaser’s approval not to be unreasonably withheld, conditioned or delayed. “Satisfactory REA Estoppel Certificate” shall mean any REA Estoppel Certificate that is executed by the applicable signatory and which does not (i) allege therein any material default by the applicable Seller, or (ii) contain any other materially adverse information not contained in the completed form of such certificate as approved by Purchaser and delivered to the applicable signatory. The Sellers shall use commercially reasonable efforts to obtain REA Estoppel Certificates for the Required REAs. To the extent that the Sellers have not delivered to Purchaser Satisfactory REA Estoppel

Certificates for each of the Required REAs, Seller shall be deemed to have satisfied the foregoing condition precedent if the Title Company shall issue an ALTA 9.2 Comprehensive Endorsement (Restrictions, Encroachments and Minerals – Improved Land) to the Owner’s Policy of Title Insurance to be issued in favor of Purchaser insuring against any loss or damage sustained by Purchaser in connection with a violation, existing as of the Closing Date, of any covenant, condition, limitation or restriction contained in any Required REAs there were not delivered. In the event the condition precedent in this Section 8.2.7 is satisfied pursuant to the immediately preceding sentence, Seller shall be required to deliver to the Title Company an affidavit in such form as may be reasonably required by the Title Company in order to issue such endorsement.
8.2.8    At Closing, the Title Company shall be committed (subject only to payment of the premiums therefor, including any additional premiums for endorsements requested by Purchaser (all at ordinary rates and without indemnity or other liability of Purchaser), and delivery by Purchaser of such instruments and materials as the Title Company may require for the issuance of any endorsements) to issue to Purchaser Owner’s Policy of Title Insurance in the forms attached hereto as Disclosure Schedule 12, insuring Purchaser’s fee simple title to each Property for the sum amount equal to such Property’s Allocated Amount, subject only to the Permitted Exceptions.
The foregoing conditions contained in this Section 8.2 are intended solely for the benefit of Purchaser. Purchaser shall at all times have the right to waive any condition precedent, provided that such waiver is in writing and delivered to the Sellers and Escrow Agent.
8.3    Failure of Conditions to Closing. The Sellers and Purchaser shall use commercially reasonable efforts to satisfy the conditions to Closing set forth herein. If the Closing does not occur because of the failure of one of the conditions set forth in Section 8.1, the Sellers shall have the remedies set forth in Section 9.1. If the Closing does not occur because of the failure of one of the Conditions set forth in Section 8.2, the Purchaser shall have the remedies set forth in Section 9.2.
IX. REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS; LIQUIDATED DAMAGES
9.1    Default by Purchaser Prior to Closing. If (a) any of the representations or warranties made by Purchaser herein are inaccurate as of the Closing Date in any material respect and such inaccuracy prevents the Closing from occurring as provided for herein, (b) after all of the conditions to Purchaser’s obligations to proceed with the Closing have been satisfied or, in lieu thereof, waived in writing by Purchaser, Purchaser fails to deposit the Closing Payment and the documents and instruments specifically listed in Section 5.3 hereof with Escrow Agent on the Closing Date, or (c) Purchaser fails or refuses to perform any of Purchaser’s other material covenants or agreements to be performed by Purchaser under this Agreement at Closing (any of the foregoing circumstances being referred to herein as a “Purchaser Default”), then the Sellers’ sole remedies shall be (i) to terminate this Agreement and receive the Earnest Money Deposit, whereupon the Earnest Money Deposit shall be delivered to the Sellers and neither party shall have any further rights or obligations hereunder, each to the other, except for any obligations or rights that expressly survive termination of this Agreement, and the right of the Sellers to collect such liquidated damages from Purchaser and Escrow Agent; or (ii) to consummate the transactions contemplated hereby, without any abatement or reduction in the Purchase Price on account thereof. If the Closing does not occur because of a Purchaser Default, Purchaser and the Sellers agree that it would be impractical and extremely difficult to estimate the damages which the Sellers may suffer. Therefore, Purchaser and the Sellers hereby agree that, in the event of a Purchaser Default, a reasonable estimate of the total damages that the Sellers would suffer from a Purchaser Default is and shall be an amount equal to the Earnest Money Deposit. Said amount shall be the full, agreed and liquidated damages for the Purchaser Default, and the recovery of such amount shall be the Sellers’ sole remedy at law or in equity as a result of a Purchaser Default. All of the claims to damages or other remedies as a result of a Purchaser Default are expressly waived by the Sellers.
9.2    Default by Sellers Prior to Closing. If (a) the condition to Closing set forth in Section 8.2.1 is not satisfied as of the Closing Date, (b) after all of the conditions to the Sellers’ obligations to proceed with the Closing have been satisfied or, in lieu thereof, waived in writing by the Sellers, the condition to Closing set forth in Section 8.2.2 is not satisfied as of the Closing Date, or (c) the condition to Closing set forth in Section 8.2.3 is not satisfied as of the Closing Date (any of the foregoing circumstances being referred to herein as a “Seller Default”), then Purchaser may elect, as Purchaser’s sole and exclusive remedy for a Seller Default, either: (i) to pursue an action against the Sellers for specific performance, provided that such action must be initiated within ninety (90) days following the date on which the Closing should have occurred in accordance with this Agreement; or (ii) to terminate this Agreement and thereupon to receive the Earnest Money Deposit and reimbursement from Sellers of the third-party out-of-pocket costs actually incurred by Purchaser in connection with the transaction contemplated by this Agreement up to a maximum of Four Hundred Thousand and 0/100 ($400,000.00) (the “Purchaser Costs”). Notwithstanding the foregoing, if specific performance is not available as a result of actions taken (or not taken) by or on behalf of any Seller in bad faith, Purchaser shall be entitled to pursue all remedies at law or in equity in respect of such Seller Default, subject to the limitations of Section 9.4 hereof. All other claims to damages or other remedies in connection with a Seller Default (other than as specified in this Section 9.2) are expressly waived by Purchaser. The refund of the Earnest Money Deposit and the payment of the expenses and other liquidated damages as set forth herein is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Purchaser.
9.3    Limitations of Purchaser’s Post-Closing Claims. Each of the Sellers shall be jointly and severally liable for the obligations and liabilities of each other Seller under this Agreement, subject to the following limitations. Notwithstanding any provision to the contrary herein or in any document or instrument (including any deeds, bill of sale or assignments) executed by any Seller and delivered to Purchaser at or in connection with the Closing (collectively, “Closing Documents”), no Seller shall have any liability whatsoever with respect to, and Purchaser shall be forever barred from making or bringing any Claims or asserting any liability against a Seller with respect to any of the representations and warranties set forth in Section 7.2 of this Agreement, to the extent that the total liability of all of the Sellers for such Claims, liabilities and breaches of any of the foregoing representation and warranties would otherwise exceed the Cap Amount. As used herein the “Cap Amount” means an amount equal to two percent (2%) of the Purchase Price. For clarification, Purchaser shall in all events be entitled to bring Claims and to receive amounts from Sellers hereunder in an aggregate amount not to exceed the sum of (x) the Cap Amount plus (y) all costs and expenses incurred by Purchaser in prosecuting, pursuing and/or collecting such amounts.

9.4    Other Limitations of Claims. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Seller or Purchaser be liable for indirect, special, consequential or punitive damages of any kind, and Sellers and Purchaser shall all be barred from and hereby waives any Claim for the same.
9.5    Survival of Purchaser’s Claims. The representations and warranties of the Sellers contained in Section 7.2 shall survive only until the date that is nine (9) months after the Closing Date (the “Survival Date”); provided, however, that the “Survival Date” shall be extended with respect to any representation or warranty as to which Purchaser shall have, on or before the expiration of such nine (9) month period, either (a) commenced a legal proceeding based on the breach thereof as of the date of Closing or (b) provided written notice to the Sellers of such a breach on or before the date that is nine (9) months after the Closing Date and thereafter commences a legal proceeding based on such breach within twelve (12) months after the Closing Date, and such extension of the Survival Date shall be only for so long as such proceeding shall continue (including any period prior to the commencement of such proceeding in the event Purchaser has delivered written notice to the Sellers of such breach, as above, provided that in such event Purchaser shall commence a legal proceeding based on such breach on or before the date that is twelve (12) months after the Closing Date, as above), and limited to the breach therein claimed. Any permitted Claim that Purchaser may have at any time against a Seller for breach of any such representation or warranty, whether known or unknown, with respect to which a written notice providing specific details of the alleged breach (a “Claim Notice”) has not been delivered to the Sellers on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that Purchaser may have at any time against a Seller for a breach of any such representation or warranty, whether known or unknown, with respect to which a Claim Notice has been delivered to the Sellers on or prior to the Survival Date (a “Pending Claim”) may be the subject of subsequent litigation brought by Purchaser against the Sellers.
9.6    Survival of Sellers’ Claims. Except as otherwise specifically set forth in this Agreement, the representations and warranties of Purchaser contained herein or in any document or instrument executed by Purchaser and delivered to the Sellers at or in connection with the Closing (collectively, “Purchaser Closing Documents”) shall survive only until the Survival Date. Any Claim that the Sellers may have any time against Purchaser for breach of any such representation and warranty, whether known or unknown, with respect to which a Claim Notice has not been delivered to Purchaser on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that the Sellers may have at any time against Purchaser for a breach of any such representation or warranty, whether known or unknown, with respect to which a Claim Notice has been delivered to Purchaser on or prior to the Survival Date may be the subject of subsequent litigation brought by the Sellers against Purchaser.
9.7    Limitations on Liability.

9.7.1    The parties hereto confirm and agree that in each instance herein where a party or its Affiliates is entitled to payment or reimbursement for damages, costs or expenses pursuant to the terms and conditions of this Agreement, any payment or reimbursement made to such party shall be conclusively deemed to be for the account of both such party and its Affiliates.
9.7.2    To the maximum extent permitted by applicable law, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement.
9.8    Joinder. In furtherance of the joint and several liability of the Sellers, and notwithstanding anything in this Agreement to the contrary, all liabilities of Seller under this Agreement or any document delivered by Seller pursuant to this Agreement are, to the extent not a direct liability of WashREIT, hereby guaranteed (the “Guaranty”), by WashREIT (in such capacity, “Guarantor”). The Guaranty shall be subject to all of the limitations and applicable provisions set forth in this Agreement (including, without limitation and as and to the extent applicable, the Cap Amount with respect to Seller’s breach of representations and warranties as set forth in Section 9.3 and the provisions of Sections 9.4 and 9.5). In the event that Purchaser has not asserted any claims arising from breaches of Seller’s representations and warranties in writing by notice to Seller on or prior to the Survival Date, then Guarantor shall automatically be released from its obligations with respect to such claims under this Section 9.8.
9.9    Survival. Article IX shall survive the termination of this Agreement and Closing.
X. BROKERS
The Sellers represent and warrant to Purchaser, and Purchaser represents and warrants to the Sellers, that except for Cushman & Wakefield (“Broker”), no broker or finder has been engaged by the Sellers, Purchaser or their affiliates, respectively, in connection with the transaction contemplated by this Agreement or to its knowledge is in any way connected with this transaction. Purchaser shall be responsible for the payment of any commission, finder’s fee or other sum initiated by any broker, commission agent or other person engaged or retained by Purchaser in connection with the transaction contemplated by this Agreement. The Sellers shall be responsible for the payment of any commission, finder’s fee or other sum initiated by any broker, commission agent or other person engaged or retained by the Sellers in connection with the transaction contemplated by this Agreement, including without limitation, Broker. The Sellers and Purchaser (except with respect to the commission which shall be paid by the Sellers to Broker) each agree to Indemnify the other with respect to Claims for payment of any commission, finder’s fee or other sum initiated by any broker, commission agent or other person which such party or its representatives has engaged or retained, or which shall be based upon any statement or agreement alleged to have been made by such party, in connection with the transaction contemplated by this Agreement or the sale of all of the Properties by the Sellers. The provisions of this Article X shall survive the Closing.

XI. NOTICES

Except as otherwise expressly provided in this Agreement, all notices, requests, demands and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed delivered by (i) email (in which case delivery shall be deemed to occur upon transmission to the designated email addresses below) or (ii) overnight delivery service (next business day delivery) (in which case delivery shall be deemed to occur on the next business day at 12:00 noon), as follows:
If to all or any of the Sellers:        c/o Washington Real Estate Investment Trust
1775 Eye Street, NW
Suite 1000
Washington, D.C. 20006
Attention:     Andrew Leahy,
Senior Director of Acquisitions
    Telephone:     (202) 774-3245
Email:         aleahy@washreit.com

- and -

Attention:    Thomas Morey,
Senior Vice President & General Counsel
Telephone:    (202) 774-3165
E-Mail:    tmorey@washreit.com

with a copy to:

Venable LLP
575 7th Street, NW
Washington, D.C. 20004
Attention:     Robert G. Gottlieb, Esq.
Telephone:     (202) 344-8526
Email:         rggottlieb@venable.com

If to Purchaser:                c/o Brookfield Properties Inc.
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10281-1023
Attention:     Robert Swennes
Telephone:    (202) 467-7790
E-mail:     robert.swennes@brookfield.com
with a copy to:
Goodwin Procter LLP
Attention: Ross D. Gillman, Esq.
Telephone:    (212) 813-8811
Email:         rgillman@goodwinprocter.com

If to Escrow Agent:            Fidelity National Title Insurance Company
485 Lexington Avenue, 18th Floor
New York, New York 10017

Attention:     Nick DeMartini, Managing Counsel
Telephone:    (212) 845-3132
Email:         ndemartini@fnf.com

with a copy to the Sellers or to Purchaser, as applicable.

Any correctly-addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first day that the Notice was refused, unclaimed or considered undeliverable by the overnight delivery service or by such party’s email service. The parties hereto shall have the right from time to time, and at any time, to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America, by giving to the other party at least ten (10) days prior Notice thereof, in the manner prescribed herein; provided, however, that to be effective, any such change of address must be actually received (as evidenced by a return receipt, if sent by overnight delivery service). Telephone numbers are listed for convenience purposes only and not for the purposes of giving Notice pursuant to this Agreement. Any Notice that is required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel, who are hereby authorized to do so on the party’s behalf.
XII. MISCELLANEOUS
12.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. If any legal action is necessary to enforce the terms and conditions of this Agreement, the parties hereby agree that the courts in the State of Maryland shall be the sole jurisdiction and venue for the bringing of the action.
12.2    Professional Fees and Costs. If a lawsuit or other proceedings are instituted by any party to enforce any of the terms or conditions of this Agreement against any other party hereto, the prevailing party in such litigation or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys’ and other professional fees and costs (including, but not limited to, witness fees), court costs, travel expenses, and other reasonable, actual, out-of pocket expenses or costs of such other proceedings, which amount shall be determined by any court of competent jurisdiction or other judicial or quasi-judicial body having jurisdiction thereof, whether or not such litigation or proceedings proceed to a final judgment or award. For the purposes of this section, any party receiving an award or judgment for damages or other amounts shall be deemed to be the prevailing party, regardless of amount of the damage awarded or whether the award or judgment was based on all or some of such party’s claims or causes of action, and any party against whom a lawsuit or other proceeding is instituted and later voluntarily dismissed by the instituting party shall be deemed to be the prevailing party.
12.3    Exhibits and Disclosure Schedules a Part of This Agreement. The Exhibits and Disclosure Schedules attached hereto are incorporated in this Agreement by reference and are hereby made a part hereof.

12.4    Executed Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the due execution and delivery of this Agreement to the parties hereto. In order to expedite the transaction contemplated herein, telecopied, facsimile, .PDF or other electronic signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied, .PDF or other electronic document, are aware that the other party will rely on the telecopied, .PDF or other electronic signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.
12.5    Assignment. Purchaser may not assign, convey and otherwise transfer all or any part of its interest or rights herein without the prior written consent of the Sellers, which consent may be withheld in the Sellers’ sole discretion. Notwithstanding the foregoing, however, Purchaser may (without the Sellers’ consent and without any requirement of notice to the Sellers) assign and transfer in whole or in part as to any specific Property all of its rights and obligations under this Agreement to one (1) or more wholly owned subsidiary(ies) of Purchaser (which subsidiary(ies) are, at the time of assignment and at the time of Closing, disregarded entities of Purchaser for Federal income tax purposes), in the form of the Assignment of Purchase Agreement attached hereto as Exhibit K. Purchaser shall not be released of any of its obligations under this Agreement as a result of any assignment through Closing, but the assigning Purchaser shall be released of all liabilities hereunder accruing from and after Closing. Any assignment as permitted in the preceding sentence shall be conditioned upon Purchaser delivering to the Sellers and Escrow Agent a copy of a fully-executed copy of the assignment agreement which shall (by the terms thereof) indicate that such assignee(s) is/are a disregarded entity(ies) of Purchaser for Federal income tax purposes. The Sellers may not assign or transfer their respective rights or obligations under this Agreement without the prior written consent of Purchaser. No transfer or assignment by either party in violation of the provisions hereof shall be valid or enforceable.
12.6    IRS - Form 1099-S. For purposes of complying with Section 6045 of the Code, Escrow Agent shall be deemed the “person responsible for closing the transaction” and shall be responsible for obtaining the information necessary to file with the Internal Revenue Service Form 1099-S, “Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions.”
12.7    Successors and Assigns. Subject to the provisions of Section 12.5 hereof, this Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and permitted assigns.
12.8    Time is of the Essence. Time is of the essence of this Agreement.
12.9    Entire Agreement. This Agreement, and Exhibits and Disclosure Schedules and other documents and instruments attached to or referenced herein, contain the entire understanding and agreement between the parties hereto with respect to the purchase and sale of all of the Properties, and all prior and contemporaneous understandings, letters of intent, agreements and representations, whether oral or written, are entirely superseded. Except for any of the following expressly contained in this Agreement, the Sellers and Purchaser each expressly disclaim any reliance on any oral or written representations, warranties, comments, statements or assurances made by the Sellers, Purchaser, and any of their respective affiliates, and their respective agents, employees, representatives, attorneys or brokers, as an inducement or otherwise, to Purchaser’s and the Sellers’ respective execution hereof. No amendment of this Agreement shall be binding unless in writing and executed by the parties hereto.
12.10    Further Assurances. Whenever and so often as requested by a party, the other party will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in such requesting party all rights, interests, powers, benefits privileges and advantages conferred or intended to be conferred upon it by this Agreement, or to effectuate the termination of this Agreement and cancellation of the Escrow (if otherwise permitted hereunder). The terms of this section shall survive Closing and/or termination of this Agreement.
12.11    Waiver. Failure or delay by either party to insist on the strict performance of any covenant, term, provision or condition hereunder, or to exercise any option herein contained, or to pursue any claim or right arising herefrom, shall not constitute or be construed as a waiver of such covenant, term, provision, condition, option, claim or right (except that if a party proceeds to Closing, notwithstanding the failure of a condition to its obligation to close, then such condition shall be deemed waived by virtue of the Closing). Any waiver by either party shall be effective only if in a writing delivered to the other party hereto and setting forth, with specificity, the covenant, term, provision or condition so waived. Any such waiver shall not constitute or be construed as a continuing waiver of any subsequent default.
12.12    Headings. The headings of this Agreement are for purposes of convenience only and shall not limit or define the meaning of the provisions of this Agreement.
12.13    Risk of Loss. With respect to each Property, the risk of loss shall be as follows:
12.13.1    Risk of Loss. Until the Closing Date, each Seller shall bear the risk of loss resulting from damage to such Seller’s Property by fire or other casualty (collectively “Casualty”). If, prior to the Closing Date, a Property shall be damaged by any Casualty, such Property’s Seller shall promptly deliver to Purchaser a Notice (“Casualty Notice”) of such event. Upon Purchaser’s receipt of a Casualty Notice, such Seller and Purchaser shall meet promptly to estimate the cost to repair and restore the Improvements to good condition and to replace the damaged Personal Property (“Casualty Renovation Cost”). If the parties are unable to agree on the cost of restoration, the matter will be submitted to an engineer designated by such Seller and an engineer designated by Purchaser, each licensed to practice in the jurisdiction in which the Land is located, and the engineers shall resolve the dispute. If the engineers fail to resolve the dispute, they shall designate a third engineer, who shall determine such resolution, which determination shall be binding on the Sellers and on the Purchaser. Each party hereto shall bear the costs and expenses of its own engineer. The cost of a third engineer, if any is appointed by the parties’ respective engineers, shall be borne one half (1/2) by the Sellers and one half (1/2) by the Purchaser.
12.13.2    Material Loss. If (a) the Casualty Renovation Cost for any single Property exceeds ten percent (10%) of such Property’s Allocated Amount, or if the Casualty Renovation Costs, in the aggregate for all of the Properties that have suffered a casualty, exceeds two and one half percent (2.5%) of the Purchase Price, (b) the Casualty would reduce available parking below that required by, or in general cause a violation of, any Legal Requirements or any Permitted Exceptions, (c) the Casualty would impair reasonable access to the Property without comparable substitute access acceptable to Purchaser being available or (d) the Casualty gives any Required Tenant the right to terminate its Lease (which right has not then been waived in writing by all such Required Tenants), then Purchaser may, at its option, elect to either (i) terminate this Agreement with respect to the impacted Property or Properties or (ii) terminate this Agreement in its entirety. Such termination right may be exercised only by Notice to the Sellers within ten (10) Business Days after the date that the Casualty Renovation Cost for such Property or in the aggregate for all Properties that have suffered casualties is determined to exceed the applicable amount stated in the preceding sentence (and if necessary the Closing Date will be extended to accommodate such ten (10) business day period), and in the event of a termination hereof with respect only to the impacted Property or Properties, the Purchase Price shall be reduced by the Allocated Amount of the impacted Property or Properties. If this Agreement can be terminated pursuant to the preceding provisions of this Section 12.13.2, but Purchaser does not elect to terminate this Agreement pursuant to such provision, then the Closing shall take place as provided herein and Purchaser shall receive a credit against the Purchase Price in the amount of the Casualty Renovation Cost and the Sellers shall assign to Purchaser the proceeds of any business interruption insurance policy(ies) payable to the Sellers for the period after the Closing Date for loss of revenue suffered by the Purchaser as a result of the Casualty.
12.13.3    Nonmaterial Loss. If the Casualty Renovation Cost for any single Property does not exceed ten percent (10%) of such Property’s Allocated Amount, or if the Casualty Renovation Costs, in the aggregate for all Properties that have suffered a casualty, does not exceed two and one half percent (2.5%) of the Purchase Price, then, in any such event, Purchaser shall not have any right to terminate this Agreement due to such Casualty, but the Closing shall take place as provided herein and Purchaser shall receive a credit against the Purchase Price in the amount of the Casualty Renovation Cost and the Sellers shall assign to Purchaser the proceeds of any business interruption insurance policy(ies) payable to the Sellers for the period after the Closing Date for loss of revenue suffered by the Purchaser as a result of the Casualty.
12.13.4    Eminent Domain. If, prior to the Closing Date, any Seller receives notice that a material portion of one of its Properties (or access or other material rights in connection therewith) as would, in Purchaser’s reasonable judgment, materially adversely affect the operation of such Property or uses of such Property is, or has been threatened in writing by a governmental authority of competent jurisdiction, to be taken by condemnation or eminent domain, such Seller shall promptly notify Purchaser, and at the election of Purchaser this Agreement shall, upon the giving of Notice of such event or of the condemning authorities’ intention so to take such Property, either (i) terminate with respect only to the impacted Property, but the Closing shall proceed with respect to the remaining Properties (with the Purchase Price reduced by the Allocated Purchase Price of the impacted Property) or (ii) terminate in its entirety. If Purchaser does not elect to terminate this Agreement prior to the Closing Date, on the Closing Date all of the proceeds of any award or payment made or to be made by reason of such taking shall be assigned by such Seller to Purchaser, and any money theretofore received by such Seller in connection with such taking shall be paid over to Purchaser, whereupon Purchaser shall pay the Purchase Price without abatement by reason of such taking. Such Seller shall not settle, agree to, or accept any award or payment in connection with a taking of less than all of the Property without obtaining Purchaser’s prior written consent in each case, which consent shall not be unreasonably withheld or delayed. As used in this Section, “material portion,” “material rights” or “materially adversely affect” means, with respect to a Property, a taking or condemnation that (a) would reduce available parking below that required by, or in general cause a violation of, any Legal Requirements or any Permitted Exceptions, (b) would result in a condemnation award reasonably estimated to exceed ten percent (10%) of such Property’s Allocated Amount, (c) would result in a condemnation award that, when combined with the amount of all other condemnation awards for takings or condemnations affecting any of the other Properties, would reasonably be estimated to exceed two and one-half percent (2.5%) of the Purchase Price, (d) would impair reasonable access to the Property without comparable substitute access acceptable to Purchaser being available or (e) would give any Required Tenant the right to terminate its Lease (which right has not then been waived in writing by all such Required Tenants).
12.14    Construction of Agreement. The parties hereto have negotiated this Agreement at length, and have had the opportunity to consult with, and be represented by, their own competent counsel. This Agreement is, therefore, deemed to have been jointly prepared. In determining the meaning of, or resolving any ambiguity with respect to, any word, phrase or provision of this Agreement, no uncertainty or ambiguity shall be construed or resolved against any party under any rule of construction, including the party primarily responsible for the drafting and preparation of this Agreement. The words “herein,” “hereof,” “hereunder” and words of similar reference mean and refer to this Agreement. The words “this Agreement” include the exhibits, schedules addenda and any future written modifications, unless otherwise indicated by the context. The words “will,” “shall” and “must” in this Agreement indicate a mandatory obligation. All dollar amounts set forth in this Agreement are stated in United States Dollars, unless otherwise specified. The words “day” and “days” refer to calendar days unless otherwise stated. The words “business day” refer to a day other than a Saturday, Sunday or Legal Holiday (hereinafter defined). The words “month” and “months” refer to calendar months unless otherwise stated. The words “year” and “years” refer to calendar years unless otherwise stated. If any date herein set forth for the performance of any obligations by Sellers or Purchaser or for the delivery of any instrument or notice as herein provided should fall on a Saturday, Sunday or Legal Holiday, the compliance with such obligations or delivery will be deemed acceptable on the next business day following such Saturday, Sunday or Legal Holiday. As used herein, the term “Legal Holiday” will mean any local or federal holiday on which post offices are closed in the State of Maryland.
12.15    Bulk Transfers. The Sellers and Purchaser specifically waive compliance with the applicable provisions of the Uniform Commercial Code – Bulk Transfers, with any similar provision under any similar provisions in the laws of the state, county, and city in which any of the Properties is located, to the extent such provisions may be waived under the applicable Legal Requirement.

12.16    Intentionally Omitted
12.17    Press Releases; Confidentiality. Prior to Closing, neither party may release any press release or other public disclosure or communication with respect to the transactions contemplated by this Agreement, except for (i) the press release and public disclosure language of Seller substantially as set forth in the email from Andrew Leahy to Robert Swennes on April 23, 2016 (8:43 a.m. Eastern Time), (ii) [intentionally omitted] and (iii) the required SEC disclosures contemplated by the final sentence of this Section 12.17. After Closing, either party may issue press releases or other public communications announcing the transaction contemplated by this Agreement without the consent of the other party. Notwithstanding the foregoing, no such press release or other public disclosure or communication shall include any information (other than the identification of the parties) that is required to be kept confidential pursuant to the remaining provisions of this Section 12.17. Prior to Closing, Purchaser and the Sellers (each, a “Disclosing Party”) shall refrain, and shall cause their agents and representatives to refrain, from disclosing in any manner whatsoever, (a) the information provided to such party by any other party to this Agreement or their representatives (each, a “Receiving Party”), or (b) any analyses, compilations, studies or other documents or records prepared by or on behalf of the Receiving Party, in connection with the transaction contemplated by this Agreement, without first obtaining the written consent of the Disclosing Party (collectively, “Proprietary Information”). The foregoing shall not preclude the Receiving Party (i) from discussing the Proprietary Information with any person who is employed by the Receiving Party or who, on behalf of the Receiving Party, is actively and directly participating in the purchase and sale of all of the Properties, including, without limitation, to the Receiving Party’s shareholders, partners, members, existing or prospective lenders, attorneys, accountants and other consultants and advisors, or (ii) from complying with all laws, rules, regulations and court orders, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements; provided, however, that if the Receiving Party is required by applicable law or legal process to disclose any Proprietary Information, the Receiving Party agrees to furnish only that portion of the Proprietary Information which the Receiving Party is legally compelled to disclose and to use its commercially reasonable efforts to obtain assurance that, if possible, confidential treatment will be accorded to the Proprietary Information. The Receiving Party shall inform its respective representatives of the confidential nature of the Proprietary Information and shall direct them to be bound by the terms of this section. In addition to any other remedies available to the Disclosing Party, the Disclosing Party shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the Receiving Party in order to enforce the provisions of this section. The provisions of such confidentiality agreement shall survive any termination of this Agreement. Except as otherwise expressly provided in this Agreement, Purchaser agrees not to contact, directly or indirectly, any personnel at any of the Properties prior to the Closing Date, and agrees to be liable for all of the Sellers’ damages in the event of any such contact by Purchaser or any of its agents or representatives. Notwithstanding anything to the contrary set forth in this Section 12.17, at any time, Purchaser, the Sellers and their affiliates may make such filings and/or disclosures (including the filing of this Agreement) with the SEC as are required (in such filing and/or disclosing party’s good faith judgment) in connection with the matters contemplated by this Agreements, provided, however, that no such filing and/or disclosure (other than (x) the filing of this Agreement and (y) the matters set forth in clauses (i) and (ii) of the first sentence of this Section 12.17) shall be made prior to Closing unless the disclosing party (i) provides not less than two (2) Business Days’ prior written notice to the other party of such intended filing or disclosure, which notice shall include the specific terms and form (including any attachments or exhibits thereto) and (ii) consults reasonably and in good faith with any reasonable requests or suggestions of the other party in respect of such filing or disclosure made during such (2) Business Day period (provided that disclosing party shall not be required to accept any such suggestions as and to the extent disclosing party, in the exercise of its good faith judgment, believes that such suggestions are either (x) not consistent with applicable law or (y) adverse to disclosing party in any way).
12.18    No Third-Party Beneficiaries    . Except as otherwise expressly provided herein, the Sellers and Purchaser agree that there are no third parties who are intended to benefit from or who are entitled to rely on any of the provisions of this Agreement. No third party shall be entitled to assert any claims or to enforce any rights whatsoever pursuant to this Agreement. Except as otherwise expressly provided herein, the covenants and agreements provided in this Agreement are solely for the benefit of the Sellers and Purchaser and their permitted successors and assigns respectively.
12.19    Email Signatures. The execution of this Agreement and all Notices given hereunder and all amendments hereto, may be effected by electronic delivery of signatures, all of which shall be treated as originals. Purchaser and the Sellers each intend to be bound by its respective electronically-delivered signature, and is aware that the other party will rely thereon, and each party waives any defenses to the enforcement of the Agreement, and documents, and any Notices delivered by electronic transmission.
12.20    Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
12.21    Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.
12.22    WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
12.23    1031 Exchange. The Sellers and/or Purchaser (or a parent entity of a Seller or the Purchaser that is recognized as a separate entity for federal income tax purposes) may consummate the sale of the Properties as part of a so-called like kind exchange (an “Exchange”) pursuant to

Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), in accordance with the following provisions:
12.23.1 If the Sellers or Purchaser elects to effectuate an Exchange, and such Exchange cannot be effected for any reason, the Sellers and Purchaser shall be obligated to close the transaction as a purchase and sale pursuant to the terms of this Agreement.
12.23.2 To exercise its right under this Section 12.23 to exchange, rather than sell or purchase, as applicable, all or some of the Properties, the Sellers or Purchaser, as applicable, shall provide the other party with a written statement stating its intent to enter into an Exchange not later than ten (10) days prior to the Closing Date. Notwithstanding anything to the contrary contained herein, the Sellers shall be deemed to have provided such written statement to Purchaser stating their intent to enter into an Exchange (unless notice to the contrary is provided by Sellers to Purchaser after the date of this Agreement).
12.23.3 If the Sellers or Purchaser exercises its right to exchange, rather than sell or purchase, as applicable, all or some of the Properties, the Sellers may, on or before the Closing Date, assign its rights under this Agreement to a “qualified intermediary”, as defined in Treasury Regulations Section 1.1031(k)-1(g)(4) (the “Accommodator”) or an Exchange Accommodation Titleholder (“EAT”), or transfer such Properties to the Accommodator or the EAT, subject to all of Purchaser’s rights and remedies under this Agreement, including, without limitation, Purchaser’s right to acquire such Properties at the Closing or Purchaser may, on or before the Closing Date, assign its rights under this Agreement to an Accommodator or an EAT, or direct the Sellers to convey such Properties to an Accommodator or an EAT at Closing, subject to all of the Sellers’ rights and remedies under this Agreement; provided, however, that the Sellers or Purchaser shall notify the other party of the identity of the Accommodator or EAT within five (5) days after designation of same, and further provided that the party designating an Accommodator or EAT (the “Designating Party”) shall remain liable for the performance of all obligations, representations, warranties and covenants of the Designating Party hereunder. If Sellers elect to use an Accommodator or EAT, all payments that Purchaser is obligated to make to the Sellers under this Agreement shall be made to such Accommodator or EAT and not to the Sellers. If Purchaser elects to use an Accommodator or EAT, Sellers shall convey the applicable properties to such Accommodator or EAT and not the Purchaser. Purchaser and the Sellers agree to cooperate with each other and the Accommodator or EAT in arranging the Exchange. The party which is not the Designating Party (the “Non-Designating Party”) shall execute any documents reasonably requested by the Designating Party and the Accommodator or EAT to facilitate the Exchange as a like-kind exchange under Section 1031 of the Code and the Treasury Regulations effective thereunder at the time of Closing hereunder, including, but not limited to, any appropriate amendments to this Agreement, any acknowledgements of assignments to an Accommodator or EAT, and any appropriate escrow instructions; provided, however, that no such document shall adversely affect the Non-Designating Party in any respect or change any of the economic terms and conditions of the transaction with respect to the Non-Designating Party or modify or limit the Non-Designating Party’s rights and remedies under this Agreement. The Non-Designating Party shall not be obligated to incur any costs, expenses, losses, liabilities or damages greater than those the Non-Designating Party would have incurred had the Designating Party not elected to effect an exchange. The Designating Party shall reimburse the

Non-Designating Party on demand for all costs and expenses incurred by the Non-Designating Party in excess of those that would have been incurred if the Designating Party had not elected to effect an Exchange. Notwithstanding anything to the contrary contained herein, the Sellers shall be deemed to have notified Purchaser of the identity and designation of Nationwide Exchange Services Corp. as their Accommodator (unless notice to the contrary is provided by Sellers to Purchaser after the date of this Agreement).
12.23.4 In no event shall the Non-Designating Party be obligated to acquire title to any other property, in connection with such Exchange. In the event the Purchaser is the Non-Designating Party, Purchaser’s sole obligation in connection with any Exchange shall be to acquire the Property from the Sellers or their assignee in exchange for the Purchase Price in accordance with the terms of this Agreement. The Designating Party agrees to defend, indemnify, and hold the Non-Designating Party free and harmless from all costs, expenses, losses, damages or liability, including but not limited to reasonable attorney’s fees and costs of suit, arising out of or in connection with any Exchange and the Non-Designating Party's cooperation hereunder. Each party acknowledges that neither of them is making any representations, and neither of them is relying on any representations of the other party or the other party's counsel, with respect to the federal, state or local income tax treatment of either of them in connection with this transaction, and neither party shall have any liability in connection with any tax treatment received by either of them in connection with this transaction, including, without limitation, any failure of this transaction to qualify as an Exchange under Section 1031 of the Code.
12.24    Further Assurances    . If the Closing occurs, then the parties agree to take such further actions and execute such additional documents and instruments as may be reasonably required in order to carry out the terms of this Agreement such as correcting a so-called scrivener’s error; provided, however, that in no event shall a party be required to take such action or execute any document or instrument that would increase the costs, liabilities or obligations of such party. The terms of this Section shall survive the Closing for a period of nine (9) months.

[Remainder of Page Intentionally Left Blank;
Agreement Continues on the Following Page(s)]

XIII. MONTGOMERY COUNTY DISCLOSURES.
1.General/Master Plan and Municipal Land Use Plan. Purchaser acknowledges that Purchaser is aware that the applicable plan or general plan for Montgomery County is available at the Maryland-National Capital Park and Planning Commission and that at no time did the Sellers explain to Purchaser the intent or meaning of such a plan nor did Purchaser rely on any representations made by the Sellers pertaining to the applicable matter plan or general plan.

2. Review of Master Plan and Municipal Land Use Plan. By signing the Agreement, Purchaser hereby acknowledges: (A) the Sellers have offered Purchaser the opportunity to review the applicable master plan and municipal land use plan and any adopted amendment (including maps showing planned land uses, roads and highways, and the location and nature of proposed parks and other public facilities affecting the Property contained in the plan); (B) the Sellers have informed Purchaser that amendments affecting the plan may be pending before the planning board or the county council or a municipal planning body; (C) (1) Purchaser has reviewed each plan and adopted amendment; or (2) Purchaser has waived the right to review each plan and adopted amendment; and (D) Purchaser understands that, to stay informed of future changes in county and municipal land use plans, the Purchaser should consult the planning board and the appropriate municipal planning body.

PURCHASER: BSREP II OFFICE HOLDINGS LLC, a Delaware limited liability company By: /s/ Steven Ganeless Name: Steven Ganeless Title: Officer Date: April 26, 2016

3.Notice and Disclosure of Availability of Sewage Disposal System in Designated Areas. Purchaser hereby acknowledges that, prior to entering into the Agreement, the Sellers, or the Sellers’ duly authorized agent, provided the information in Section 4 of this Article XIII, as known to the Sellers or such agent. If an individual sewage disposal system has been or is to be installed upon the Property, and if the Property is located in a subdivision, and if Purchaser received a copy of the subdivision record plat, Purchaser indicates that Purchaser has reviewed the said record plat, including any provisions thereon with regard to areas restricted for the initial and reserve well locations and the individual sewer disposal systems, and the restrictions regarding the location of buildings to be served by any individual sewage disposal system.

[Signature Page to Purchase and Sale Agreement]

4. Notice and Disclosure of Additional Information Relating to the Sewage Disposal System in Designated Areas. By signing the Agreement, Purchaser hereby acknowledges: the Sellers have disclosed to Purchaser to the extent the Sellers know (A) whether the Property is connected to, or has been approved for connection to, a public water and sewer system; or, (B) (1) if the Property is not connected to a public water and sewer system, the source, if any, of potable water for the Property, and (2) whether an individual sewage disposal system has been constructed on the Property or approved or disapproved for construction; and (C) (1) the water and sewer service area category or categories that currently apply to the Property, and a brief explanation of how each category affects the availability of water and sewer service, (2) any recommendations in the applicable master plan regarding water and sewer service to the Property, and (3) the status of any pending water and sewer comprehensive plan amendments or service area category changes that would apply to the Property to be sold pursuant to the Agreement; or that the Sellers have informed Purchaser that the Sellers do not know the foregoing information; and Purchaser understands that, to stay informed of future changes in County and municipal water and sewer plans, Purchaser should consult the County Planning Board, the Washington Suburban Sanitary Commission, the County Department of Environmental Protection, or any appropriate municipal planning or water and sewer body.

PURCHASER: BSREP II OFFICE HOLDINGS LLC, a Delaware limited liability company By: /s/ Steven Ganeless Name: Steven Ganeless Title: Officer Date: April 26, 2016

5.Location of Airport or Heliport within Five-mile Radius of Property. Purchaser acknowledges that the Sellers or an agent of the Sellers has advised Purchaser of the relative location of any airport or heliport existing within a five-mile radius of the Property.

[Signature Page to Purchase and Sale Agreement]

6. Location in Special Protection Area. By signing the Agreement, Purchaser hereby acknowledges that the Sellers have disclosed whether the Property is located in an area designated as a special protection area under Section 19-62 of the Montgomery County Code, and Purchaser understands that special water quality measures and certain restrictions on land uses and impervious surfaces may apply to the Property.

PURCHASER: BSREP II OFFICE HOLDINGS LLC, a Delaware limited liability company By: /s/ Steven Ganeless Name: Steven Ganeless Title: Officer Date: April 26, 2016

7. Disclosure of Historic Designation.  By signing the Agreement, Purchaser hereby acknowledges that the Sellers have disclosed (A) whether the Property has been designated a historic site in the master plan for historic preservation; (B) is located in an area designated as a historic district in that plan; or (C) is listed as a historic resource on the Montgomery County locational atlas of historic sites; and Purchaser understands that special restrictions on land uses and physical changes may apply to this Property; and that Purchaser may obtain more information about these restrictions from the staff of the Montgomery County Historic Preservation Commission.

PURCHASER: BSREP II OFFICE HOLDINGS LLC, a Delaware limited liability company By: /s/ Steven Ganeless Name: Steven Ganeless Title: Officer Date: April 26, 2016

[Signature Page to Purchase and Sale Agreement]

8. Assessments for Transportation Related Facilities. By signing the Agreement, Purchaser hereby acknowledges that the Sellers have disclosed the estimated or actual costs, if known, of any deferred costs attributable to the improvement or construction of any transportation-related facility, for which the purchaser shall become liable pursuant to an agreement with Montgomery County. The Sellers herewith inform Purchaser that the Sellers have no actual knowledge of the existence of deferred charges attributable to transportation-related facilities and the Purchaser assumes liability for any such charges.

PURCHASER: BSREP II OFFICE HOLDINGS LLC, a Delaware limited liability company By: /s/ Steven Ganeless Name: Steven Ganeless Title: Officer Date: April 26, 2016

[Signatures are on the following page.]

[Signature Page to Purchase and Sale Agreement]

XIV. EXECUTION
IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed as of the 26th day of April, 2016.
PURCHASER:
BSREP II OFFICE HOLDINGS LLC,
a Delaware limited liability company

By:     /s/ Steven Ganeless
Name:     Steven Ganeless
Title:      Officer

SELLERS:

WASHINGTON REAL ESTATE INVESTMENT TRUST,
a Maryland real estate investment trust

By:     /s/ Paul T. McDermott
Name:     Paul T. McDermott
Title:      President and CEO

CASCADE/MARYLAND PROPERTIES LLC,
a Maryland limited liability company

By:    Washington Real Estate Investment Trust,
a Maryland real estate investment trust, sole member

By:     /s/ Paul T. McDermott
Name:     Paul T. McDermott
Title:      President and CEO

[Signatures continue on the following page]

[Signature Page to Purchase and Sale Agreement]

THE UNDERSIGNED JOINS IN THE EXECUTION AND DELIVERY OF THIS AGREEMENT SOLELY WITH RESPECT TO THE PROVISIONS OF SECTION 9.8:

GUARANTOR:
WASHINGTON REAL ESTATE INVESTMENT TRUST,
a Maryland real estate investment trust

By: /s/ Paul T. McDermott
Name: Paul T. McDermott
Title: President and CEO

[Signature Page to Purchase and Sale Agreement]

LIST OF EXHIBITS TO PURCHASE AGREEMENT:

Exhibit A-1        Properties and Sellers
Exhibit A-2        Legal Descriptions of Properties
Exhibit A-3        Seller Information
Exhibit A-4        Allocation of Purchase Price Among Properties

Exhibit A-5	Allocation of Purchase Price for each Property between Real Property and Personal Property
Exhibit B        Form of Escrow Agreement for Earnest Money Deposit
Exhibit C        Form of Deed
Exhibit D        Form of Bill of Sale
Exhibit E        Form of Assignment of Intangibles
Exhibit F        Form of Assignment and Assumption of Contracts and Licenses
Exhibit G        Form of Assignment and Assumption of Leases
Exhibit H        Form of FIRPTA Certificate
Exhibit I        Form of Notice to Tenants/Licensees
Exhibit J-1        Form of Owner’s Affidavit
Exhibit J-2        Form of Survey Certification
Exhibit K        Assignment and Assumption of Purchase Agreement
Exhibit L-1        Form of Tenant Estoppel Certificate
Exhibit L-2        Form of Seller Lease Estoppel Certificate
Exhibit L-3        Form of Licensee Estoppel Certificate
Exhibit L-4        Form of Seller License Estoppel Certificate
Exhibit M        Form of REA Estoppel

Exhibit N	[Reserved]
Exhibit O-1        Form of Closing Certificate (Sellers)
Exhibit O-2        Form of Closing Certificate (Purchaser)

EXHIBIT A-1

PROPERTIES AND SELLERS

	Property	Address	Seller
1	One Central Plaza	11300 Rockville Pike, Montgomery County, MD	Cascade/Maryland Properties LLC
2	51 Monroe	51 Monroe Street, Rockville, MD	B. Franklin Kahn, Benjamin H. Dorsey, Worthington A. Talcott, Stanley P. Snyder, William C. Eacho, Jr., Arthur A. Birney and Craig Severance, Trustees of Washington Real Estate Investment Trust

Exhibit A-1

EXHIBIT A-2

LEGAL DESCRIPTION OF PROPERTIES

51 Monroe

Parcel I:
Parcel 2-L in the subdivision known as "MID-CITY URBAN RENEWAL PROJECT" as per plat thereof recorded among the Land Records of Montgomery County, Maryland, in Plat Book 96 at Plat No. 10662.
TOGETHER WITH the benefits and subject to the burdens of the Easement Agreement made by MAYOR AND COUNCIL OF ROCKVILLE TO TOWNE CENTER ASSOCIATES, dated June 29, 1976, and recorded in Liber 4812 at folio 791.
Tax I.D. No. 4-201-1621196
Parcel II:
BEGINNING for the same at a point in the northernmost right of way line and existing dedication line of Monroe Street leading from Maryland Route 355 to Maryland Route 28, said point of beginning being the intersection of the aforesaid northernmost right of way line and existing dedication line (Monroe Street) and a line of division previously established as a right of way line, said line of division more particularly defined on State Highway Administration-State Roads Commission of Maryland’s Plat numbered 42302, recorded December 2, 1971 among the Land Records of Montgomery County,
SAID POINT OF BEGINNING BEING situated 35 feet measured at right angles to the right of station 01+40 of the base line of right of way (Monroe Street) as said base line of right of way is delineated on the State Highway Administrative-State Roads Commission of Maryland’s Plat numbered 44629, running thence and binding along the aforesaid line of division N 28° 39’ 20” E 23.34 feet, thence leaving the aforesaid line of division S 02° 17’ 00” E 20.11 feet to intersect the aforementioned northernmost right of way line and existing dedication line of Monroe Street, and running thence and binding thereon S 88° 09’ 36” W 12.00 feet to the place of beginning.
CONTAINING 121 Square feet.
Tax I.D. No. 4-201-1731945
Informational Note: Plat Book reference for Parcel I is Plat Book 96. It is incorrectly referenced as Plat Book 97 in current deed.

Exhibit A-2

One Central (11300 Rockville Pike)

All that certain lot or parcel of land together with all improvements thereon located and being in the County of Montgomery, Maryland and being more particularly described as follows:
Being the residue of Lot 10, Higgins Estate, Fourth Election District of Montgomery County, Maryland, being part of Lot 10 as shown on plat of subdivision entitled "Higgins Estate", recorded among the Land Records of Montgomery County, Maryland in Plat Book 1 at Plat No. 47, and being more particularly described as follows:
Beginning for the same at a rebar and cap set at the southwesterly corner of the aforesaid Lot 10, said point lying in the easterly line of Woodglen Drive, thence with said easterly line
1. North 03 degrees 49 minutes 24 seconds West 134.29 feet to the southerly end of the North 43 degrees 27 minutes 31 seconds East 34.68 foot line, as shown on a Plat of Subdivision entitled "Street Dedication, The Higgins Estate", recorded among the aforesaid Land Records in Plat Book 95 at Plat No. 10464, thence reversely with said line;
2. North 42 degrees 17 minutes 01 seconds East 34.66 feet to the westerly end of the North 89 degrees 32 minutes 39 seconds West 676.39 foot line of the last aforementioned Plat, thence with said line reversed, and with the southerly line of Security Lane, 80 feet wide,
3. North 88 degrees 23 minutes 31 seconds East 675.01 feet to a rebar and cap found in the westerly right of way line of Rockville Pike, as shown on State Roads Commission of Maryland Plat Nos. 12962 and 12961, thence with said westerly line of Rockville Pike;
4. South 57 degrees 25 minutes 04 seconds East 45.73 feet to a pinched pipe found, then;
5. South 21 degrees 23 minutes 24 seconds East 141.84 feet to a rebar and cap found marking the intersection of the said westerly line of Rockville Pike with the southerly line of the aforesaid Lot 10, thence with the remainder of said southerly line;
6. South 88 degrees 23 minutes 31 seconds West 779.68 feet to the place of beginning, containing 119,354 square feet or 2.73999 acres of land.
NOTE FOR INFORMATIONAL PURPOSES ONLY:
Tax Parcel I.D. No. 4-1-50994

Exhibit A-2, Page 2

EXHIBIT A-3

SELLER INFORMATION

Seller	Type of Entity	Jurisdiction of Formation
Cascade/Maryland Properties LLC	limited liability company	Washington
Washington Real Estate Investment Trust	real estate investment trust	Maryland

Exhibit A-3

EXHIBIT A-4

ALLOCATION OF PURCHASE PRICE AMONG PROPERTIES

	Property	Allocated Share	Allocated Amount
1	One Central Plaza	54.04%	$69,441,400
2	51 Monroe	45.96%	$59,058,600

Exhibit A-4

EXHIBIT A-5

ALLOCATION OF EACH PROPERTY’S ALLOCATED AMOUNT BETWEEN
REAL PROPERTY AND PERSONAL PROPERTY

	Property	Allocated Amount	Amount Allocated to Real Property	Amount Allocated to property other than Real Property
1	One Central Plaza	$69,441,400	$69,356,188	$85,212
2	51 Monroe	$59,058,600	$58,900,479	$158,121

Exhibit A-5